UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
________________________________________________

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
HARMONIC INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HARMONIC INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 A.M. PACIFIC TIME ON FRIDAY, JUNE 8, 2018
TO THE STOCKHOLDERS OF HARMONIC INC.
NOTICE IS HEREBY GIVEN that the 2018 annual meeting of stockholders (the “Annual Meeting”) of Harmonic Inc., a Delaware corporation (the “Company”), will be held on Friday, June 8, 2018, at 9:00 a.m., Pacific Time. The Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HLIT2018 and entering your 16-digit control number located on your proxy card. The meeting will address the following items of business:

1.	To elect seven (7) directors to serve until the earlier of the 2019 annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal;

2.	2. To hold an advisory vote to approve named executive officer compensation;

3.	To approve an amendment to the Company’s 2002 Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,300,000 shares;

4.	To approve an amendment to the Company’s 2002 Director Stock Plan to increase the number of shares of common stock reserved for issuance thereunder by 400,000 shares;

5.	To ratify the appointment of Armanino LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018; and

6.	To transact such other matters as may properly come before the Annual Meeting or any adjournment, postponement or other delay thereof.
The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. All stockholders of record at the close of business on Monday, April 16, 2018, are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.
We are pleased to continue our practice of furnishing proxy materials over the Internet. We believe doing so allows us to provide our stockholders with the information they need, while lowering the costs of the delivery of the materials and reducing the environmental impact of printing and mailing hard copies. Accordingly, unless you have previously requested to receive our proxy materials in paper form or by email, you will receive a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”). Stockholders who continue to receive paper copies of proxy materials may elect to receive future proxy materials via electronic delivery by enrolling at www.proxyvote.com .
On or about April 27, 2018, we expect to send to our stockholders of record (other than those who previously requested electronic or paper delivery) the E-Proxy Notice containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. The E-Proxy Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone.
Stockholders who continue to receive paper copies of proxy materials may elect to receive future proxy materials via electronic delivery by enrolling at www.proxyvote.com .

All eligible stockholders are cordially invited to attend the virtual Annual Meeting. However, to ensure your representation at the meeting, you are urged to vote as promptly as possible to ensure that your vote is recorded.

Please review the instructions on each of your voting options described in the proxy materials, as well as the E-Proxy Notice if you received one.

By Order of the Board of Directors,
Timothy C. Chu Corporate Secretary

San Jose, California
April 27, 2018

YOUR VOTE IS EXTREMELY IMPORTANT
In order to ensure your representation at the Annual Meeting, you are requested to vote, at your earliest convenience, over the Internet or by telephone, whether or not you plan to attend the virtual meeting. If you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, dating and signing the enclosed proxy and mailing it promptly, whether or not you plan to attend the virtual meeting. You may revoke your proxy at any time before it is voted.

PROXY STATEMENT TABLE OF CONTENTS

HARMONIC INC.
PROXY STATEMENT
2018 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING
GENERAL
This proxy statement and the enclosed form of proxy card are furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Harmonic Inc., a Delaware corporation (“Harmonic,” “we” or the “Company”), for use at the 2018 Annual Meeting of Stockholders and any adjournment(s), postponement(s) or other delays thereof (the “Annual Meeting”) to be held virtually on Friday, June 8, 2018, at 9:00 a.m, Pacific Time, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HLIT2018 and entering your 16-digit control number located on your proxy card.

INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On or about April 27, 2018, we expect to send to our stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (the “E-Proxy Notice”) containing instructions on how to access our proxy materials, including our proxy statement (the “Proxy Statement”) and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “2017 Annual Report”). The E-Proxy Notice also instructs you on how to access your proxy card to vote through the Internet or by telephone.

This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the Annual Meeting, and help conserve natural resources. If you previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise. However, if you would prefer to receive printed proxy materials, please follow the instructions to receive printed proxy materials included in the E-Proxy Notice.

WHO CAN VOTE AT THE ANNUAL MEETING
Stockholders as of the close of business on April 16, 2018 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 85,202,008 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), were issued and outstanding.

Stockholder of Record: Shares Registered in Your Name

If, on April 16, 2018, your shares were registered directly in your name with our transfer agent, Computershare Investor Services, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote over the Internet or by telephone, or if you received paper proxy materials by mail, by filling out and returning the proxy card in the enclosed postage-paid envelope.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee

If, on April 16, 2018, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and it has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

HOW TO VOTE
If you are a stockholder of record you may vote by proxy or electronically at the Annual Meeting. To vote by proxy, you may vote via the Internet or by telephone by following the instructions provided on the E-Proxy Notice or proxy card, or if you received a paper proxy card and voting instructions by mail, you should sign, date and return the enclosed proxy card in the enclosed postage-paid envelope before the Annual Meeting.

If you are a beneficial owner and not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it on how to vote your shares.

REVOCABILITY OF PROXIES
Any proxy may be revoked by the person giving it at any time before its use at the Annual Meeting by delivering to the Secretary of the Company, at the Company’s principal offices at 4300 North First Street, San Jose, California 95134, a written notice of revocation or a signed proxy bearing a later date, or by voting on a later date by telephone or via the Internet. If you attend the virtual Annual Meeting and vote electronically, any previously submitted proxy will be revoked.
Please note, however, that if you are a beneficial owner and you wish to change or revoke your proxy, you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with their operating procedures or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the virtual Annual Meeting and voting electronically.

QUORUM
Each stockholder is entitled to one vote for each share of Common Stock held as of the Record Date on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.
The holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitutes a quorum for action at the Annual Meeting. Shares that reflect abstentions and broker non-votes count as present at the Annual Meeting for the purposes of determining a quorum.
VOTING REQUIREMENTS

The Company’s Corporate Governance Guidelines provide that, in the case of an uncontested election, (i.e., an election where the number of director nominees is not greater than the number of directors to be elected), a nominee shall be elected by the affirmative vote of the majority of the votes cast by holders of shares present in person or represented by proxy at a meeting for the election of directors at which a quorum is present. For this purpose, the “affirmative vote of the majority of the votes cast” means the number of shares voted “FOR” a director’s election exceeds the number of shares “WITHHELD” with respect to that director’s election. In a contested election (i.e., an election where the number of nominees is greater than the number of directors to be elected), a nominee shall be elected by a plurality of the votes cast.

The advisory vote on named executive officer compensation (Proposal Two in this Proxy Statement), the amendment to the Company’s 2002 Employee Stock Purchase Plan (Proposal Three in this Proxy Statement), the amendment to the Company’s 2002 Director Stock Plan (Proposal Four in this Proxy Statement) and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Five in this Proxy Statement) each require the favorable vote of the holders of a majority of the Common Stock having voting power present in person or represented by proxy and entitled to vote on the proposal.
In the election of directors (Proposal One in this Proxy Statement), abstentions and broker non-votes will be disregarded and have no effect on the outcome of the vote. With respect to the advisory vote on named executive officer compensation (Proposal Two in this Proxy Statement), the amendment to the Company’s 2002 Employee Stock Purchase Plan (Proposal Three in this Proxy Statement), the amendment to the Company’s 2002 Director Stock Plan (Proposal Four in this Proxy Statement) and the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Five in this Proxy Statement), abstentions will have the same effect as voting against the proposal and broker non-votes, if any, will be disregarded and have no effect on the outcome of the vote.
If you hold shares beneficially in street name (that is, in an account at a bank or broker) and do not provide your bank or broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a bank or broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Five in this Proxy Statement).

SOLICITATION
The Company will bear the cost of soliciting proxies, including the preparation, assembly, Internet hosting, printing and mailing of the E-Proxy Notice, this Proxy Statement, the proxy card and any other proxy materials furnished to stockholders by the Company in connection with the Annual Meeting. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding the proxy materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, facsimile, email, Internet or personal solicitation by directors, officers, employees or independent contractors of the Company. Other than for any such independent contractors, no additional compensation will be paid to such persons for such services.
BOARD OF DIRECTORS’ VOTING RECOMMENDATION
The Board of Directors recommends that you vote your shares “FOR” each of the Board’s nominees that are standing for election to the Board of Directors (Proposal One in this Proxy Statement), “FOR” the approval of the advisory vote on named executive officer compensation (Proposal Two in this Proxy Statement), “FOR” the amendment to the Company’s 2002 Employee Stock Purchase Plan (Proposal Three in this Proxy Statement), “FOR” the amendment to the Company’s 2002 Director Stock Plan (Proposal Four in this Proxy Statement) and “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal Five in this Proxy Statement).

IF YOU RECEIVE MORE THAN ONE PROXY CARD OR E-PROXY NOTICE
If you receive more than one proxy card or E-Proxy Notice, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on the E-Proxy Notice on how to access each proxy card and vote each proxy card over the Internet or by telephone. If you received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

STOCKHOLDER PROPOSAL PROCEDURES AND DEADLINES
Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2019 annual meeting of stockholders and that stockholders desire to have included in the Company’s proxy materials relating to such meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by Harmonic at its principal offices at 4300 North First Street, San Jose, California 95134, Attention: Corporate Secretary, no later than December, 28, 2018. Any such proposals of stockholders must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the Company’s proxy materials for that meeting.
Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2019 annual meeting of stockholders and that such stockholders do not desire to have included in the Company’s proxy materials for that meeting must be received in writing by Harmonic at its principal offices at 4300 North First Street, San Jose, California 95134, Attention: Corporate Secretary, no earlier than March 10, 2019 and no later than April 9, 2019.
However, if the date of our 2019 annual meeting occurs more than 30 days before or after June 8, 2019, then notice of a stockholder proposal that is not intended for inclusion in our proxy statement under Rule 14a-8 must be received by the Company no later than the close of business on the later of (i) 90 days prior to next year’s annual meeting and (ii) 10 days after public announcement of the annual meeting date.
If a stockholder gives notice of such a proposal after the deadlines described above, the Company’s designated proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Company’s 2019 annual meeting of stockholders.
Furthermore, under the Company’s amended and restated bylaws (the “Bylaws”), a stockholder’s notice of business to be brought before an annual meeting must set forth, as to each proposed matter: (a) a brief description of the business and reason for conducting such business at the meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any associated person of such stockholder; (c) the class and number of shares of the Company owned by the stockholder proposing such business and any associated person of such stockholder; (d) whether, and the extent to which, any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any associated person of such stockholder with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding, the effect of which is to mitigate loss to, or manage the risk or benefit from share price changes for, or increase or decrease the voting power of, such stockholder or any associated person of such stockholder with respect to the securities of the Company; (e) any material interest of the stockholder or any associated person of such stockholder in such business; and (f) a statement whether either of such stockholder or any associated person of such stockholder will deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s voting shares required under applicable law to carry the proposal. In addition, to be in proper written form, a stockholder’s notice to the Secretary of the Company must be supplemented not later than 10 calendar days following the record date to disclose the information contained in clauses (c) and (d) above as of the record date. A copy of the pertinent provisions of the Bylaws is available upon request to Harmonic Inc., 4300 North First Street, San Jose, California 95134, Attention: Corporate Secretary, or can be accessed from the Company’s filings with the SEC at www.sec.gov.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS
In some instances, we may deliver to multiple stockholders of record sharing a common address only one copy of the E-Proxy Notice or, if you received paper proxy materials by mail, only one copy of this Proxy Statement and our 2017 Annual Report. If requested orally or in writing, we will promptly provide a separate copy of the E-Proxy Notice or paper proxy materials to a stockholder sharing an address with another stockholder. Requests should be directed to: Harmonic Inc., 4300 North First Street, San Jose, California 95134, Attention: Corporate Secretary, or to 1-408-542-2500. Beneficial holders sharing a common address and who desire separate copies should contact their brokerage firm or bank.
Stockholders of record sharing an address who currently receive multiple copies of proxy materials or the E-Proxy Notice, and wish to receive only a single copy, should send a signed, written request to the Company at the address noted above. Beneficial holders should contact their brokerage firm or bank.

IF YOU PLAN TO ATTEND THE ANNUAL MEETING
The Annual Meeting will be a virtual meeting held over the Internet. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/HLIT2018 and entering your 16-digit control number located on your proxy card

PROPOSAL ONE
ELECTION OF DIRECTORS
NOMINEES
Seven (7) directors are to be elected at the Annual Meeting. Each of the directors elected at the Annual Meeting will hold office until the earlier of the 2019 annual meeting of stockholders or until such director’s successor has been elected and qualified or until such director’s earlier resignation or removal. William Reddersen, a current member of our board of directors, will not stand for re-election at the Annual Meeting. The Board thanks Mr. Reddersen for his many years of service to the Company and its stockholders. As a result of the conclusion of Mr. Reddersen’s service on the Board, immediately prior to the Annual Meeting, the Company’s bylaws will be amended to reduce the authorized size of the Board to seven.
Unless otherwise instructed, the designated proxy holders will vote the proxies received by them “FOR” the Company’s seven nominees named below, all of whom are currently directors of the Company. Each of the nominees was recommended for election by the Company’s Corporate Governance and Nominating Committee of the Board of Directors (the “Corporate Governance and Nominating Committee”) and the Board of Directors. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the Annual Meeting, the designated proxy holders will vote the proxies for any substitute nominee who is designated by the Company’s Corporate Governance and Nominating Committee to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

DIRECTOR QUALIFICATIONS
The Board of Directors believes that it is necessary for each of the Company’s directors to possess a broad array of qualities and skills. When searching for new director candidates, the Corporate Governance and Nominating Committee considers the evolving requirements of serving on the Board of Directors and searches for candidates that fill any current or anticipated future requirements. The Board of Directors also believes that all directors must possess a considerable amount of business and management experience and education.
The Corporate Governance and Nominating Committee first considers a candidate’s business and management experience and education and then considers issues of judgment, personal character, integrity, conflicts of interest, diversity and commitment to the goal of maximizing long-term stockholder value. With respect to the nomination of continuing directors for re-election, the individual’s historical and ongoing contributions to the Board of Directors are also considered. Each of the directors nominated to be elected at the Annual Meeting are continuing directors; however, David Krall is standing for election by stockholders for the first time.
The process undertaken by the Corporate Governance and Nominating Committee in recommending qualified director candidates is described below under “Identification and Evaluation of, and Criteria for, Candidates for Board Membership” (see page 10 of this Proxy Statement).

DIRECTOR NOMINEES
The names of the nominees for director and certain information about each of them are set forth below. The information presented includes age as of April 1, 2018, positions held, principal occupation and business experience for at least the past five years, and the names of other publicly-held companies of which the nominee currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding the nominee’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that each nominee is qualified to serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated knowledge of our industry, an ability to exercise sound judgment, and a commitment to Harmonic and the Board of Directors. Finally, with respect to our directors who have not been officers of the Company, we value their experience on other public company boards of directors and board committees and as senior officers of other companies. Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected.

Name	Age	Principal Occupation
Patrick Gallagher	63	Chairman of Intercloud SAS
Patrick J. Harshman	53	President and Chief Executive Officer, Harmonic Inc.
David Krall	57	Strategic Advisor, Roku
E. Floyd Kvamme	80	Partner Emeritus, Kleiner Perkins Caufield & Byers
Mitzi Reaugh	40	VP, Global Business Development and Strategy, Jaunt Inc.
Susan G. Swenson	69	Chairwoman of FirstNet
Nikos Theodosopoulos	55	Founder, NT Advisors LLC

Except as indicated below, each nominee has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.
Patrick Gallagher has been a director since October 2007 and was elected Chairman of the Board on April 18, 2013. From March 2008 to March 2012, Mr. Gallagher was Chairman of Ubiquisys Ltd., a UK company which develops and supplies femtocells and small cells for the 3G/4G/LTE mobile wireless market. From January 2008 until February 2009, Mr. Gallagher was Chairman of Macro 4 plc, a FTSE-listed global software solutions company. From May 2006 until March 2008, he was Vice Chairman of Golden Telecom Inc., a NASDAQ-listed facilities-based provider of integrated communications. From 2003 until 2006, Mr. Gallagher was Executive Vice Chairman and served as Chief Executive Officer of FLAG Telecom Group, a NASDAQ-listed global telecommunications company which owns and manages a subsea optical fiber network. From 1985 to 2002, Mr. Gallagher held senior management positions at BT Group, including Group Director of Strategy & Development, President of BT Europe and as a member of the BT Executive Committee. Mr. Gallagher is Chairman of the board of Intercloud SAS and is a director of Ciena Corporation. From June 2008 to June 2015, he served as a director of Sollers JSC. Mr. Gallagher holds a B.A. in Economics with honors from Warwick University. We believe that Mr. Gallagher’s qualifications to serve on our Board include his more than 25 years of experience in the global telecom, Internet and media industries, with a strong track record in building international businesses. He brings particular strategic and operational insight to Harmonic’s international business and has significant experience in chairing both public and private companies.
Patrick J. Harshman has been a director since May 2006. Mr. Harshman joined the Company in 1993 and was appointed President and Chief Executive Officer in May 2006. Prior to 2006, he held several executive leadership positions for Harmonic including management of marketing, international sales, product management, and research and development functions. Mr. Harshman earned a Ph.D. in Electrical Engineering from the University of California, Berkeley, and completed an Executive Management Program at Stanford University. We believe that Mr. Harshman’s qualifications to serve on our Board include his many years of industry experience and extensive customer relationships, his management and operational experience, and his strong background in driving Harmonic’s market-leading broadband and video technologies.
David Krall has been a director since February 2018. Mr. Krall has served as a strategic advisor to Roku, Inc., a leading manufacturer of media players for streaming entertainment, since December 2010, and to Universal Audio, Inc., a manufacturer of audio hardware and software plug-ins, since August 2011. In 2010, he served as President and Chief Operating Officer of Roku, where he was responsible for managing all functional areas of the company, and prior to that, Mr. Krall spent two years as President and Chief Executive Officer of QSecure, Inc., a developer of secure credit card technologies. From 1995 to July 2007, Mr. Krall held a variety of positions of increasing responsibility and scope at Avid Technology, Inc., a leading provider of digital media creation tools for the media and entertainment industry, including serving as the company’s President and Chief Executive Officer for seven years. Earlier in his career, Mr. Krall worked in engineering and project management at several companies. Mr. Krall currently serves on the board of directors of Universal Audio, Inc. and Progress Software Corporation, where he is the Chairman of the compensation committee, and Mr. Krall is the Chairman of the board of Audinate Pty Ltd. He also serves on the boards of privately-held companies WeVideo, Inc. and Rombauer Vineyards. Mr. Krall previously served on the board of Quantum Corporation from August 2011 to March 2017. Mr. Krall holds a B.S. and M.S. in Electrical Engineering from the Massachusetts Institute of Technology and an MBA, with distinction, from Harvard Business School. We believe that Mr. Krall’s qualifications to serve on our Board include his many years of executive leadership and board experience at technology companies, and particularly his extensive experience in the digital and streaming media industries.
E. Floyd Kvamme has been a director since 1990. From 1984 to 2008, Mr. Kvamme was a General Partner, and since 2008 has been a Partner Emeritus, of Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Kvamme is also Chairman of the board of Power Integrations, Inc., as well as one private company. Mr. Kvamme holds a B.S.E.E. from the University of California, Berkeley and an M.S.E. from Syracuse University. We believe that Mr. Kvamme’s qualifications to serve on our Board include his years of management experience with major technology companies, as well as his experience with financing and growth planning for technology companies as a partner of a major venture capital firm.
Mitzi Reaugh has been a director since July 2012. Ms. Reaugh currently serves as Vice President, Global Business Development and Strategy at Jaunt Inc., a virtual reality media company, and is the co-founder of GoodLooks, LLC, an online marketplace of lifestyle experts. From January, 2015 to November, 2017, Ms. Reaugh served as Chief Executive Officer at GoodLooks. From October 2013 to January 2015, Ms. Reaugh served as an Executive-in-Residence at The Chernin Group, a media and production company that manages, operates and invests in businesses in the media, entertainment and technology sectors. From March 2011 to October 2013, she was the Senior Vice President, Strategy and Business Development at Miramax, a film and television studio. Prior to joining Miramax, Ms. Reaugh served as Senior Vice President, Client Solutions at The Nielsen Company, from February 2010 to March 2011. Before Nielsen, she was at NBC Universal, most recently as General Manager, Digital Health Network and initially as Vice President, Strategy & Business Development, Digital Media, from 2006 to October 2009. Ms. Reaugh was a Senior Associate at McKinsey & Company from 2004 to 2006. Ms. Reaugh currently serves as a non-executive director on the board of Entertainment One Ltd., where she also serves on the audit and remuneration committees. She holds an M.B.A, from the University of Pennsylvania Wharton School of Business and a B.A. in Economics from Claremont McKenna College. We believe that Ms. Reaugh’s qualifications to serve on our

Board include being a senior digital media executive and having been at the leading edge of the growth of the digital media industry for over ten years. She also brings extensive strategic experience and insight to the Board.
Susan G. Swenson has been a director since February 2012. She currently serves as Chairwoman of the board of FirstNet, an independent authority within the NTIA/Department of Commerce responsible for establishing a single nationwide, interoperable public safety broadband network. From November 2016 to June 2017, Ms. Swenson served as Chair and Chief Executive Officer of Inseego Corp., the parent company of Novatel Wireless, Inc., a provider of wireless Internet solutions. From October 2015 to November 2016, she served as Chief Executive Officer of Novatel Wireless and also served as the board chair since April 2014. From March 2008 to April 2011, Ms. Swenson served as President and Chief Executive Officer of Sage Software-North America, the North American division of The Sage Group PLC, a global supplier of business management software and services. From August 2007 to March 2008, she was Chief Operating Officer at Atrinsic, Inc. a digital content company. Prior to joining Atrinsic, Inc., she served as Chief Operating Officer of Amp’d Mobile, Inc, a mobile virtual network start-up, from 2006 to 2007. Ms. Swenson was the President and Chief Operating Officer of T-Mobile USA from 2004 to 2005 and of Leap Wireless International, Inc. from 1999 to 2004. She served as the President and Chief Executive Officer of Cellular One from 1994 to 1999. From 1979 to 1994 she served in various management capacities at Pacific Bell, ultimately serving as President and Chief Operating Officer of PacTel Cellular and Vice President, Pacific Bell - Northern California Business Unit. Ms. Swenson previously served on the board of Wells Fargo from 1998 to December 2017. Ms. Swenson holds a B.A. in French from San Diego State University. We believe that Ms. Swenson’s qualifications to serve on our Board include her over 30 years of US senior executive experience in the communications industry and her strong technology operations expertise. She brings to the Board two decades of board and committee service, as well as extensive executive experience, from building and growing technology start-up businesses to transforming enterprise businesses to meet market and competitive challenges.

Nikos Theodosopoulos has been a director since March 2015. Mr. Theodosopoulos is the founder of NT Advisors LLC, an advisory and consulting company. From August 1995 through July 2012, Mr. Theodosopoulos served in various capacities with UBS, a global provider of financial services, most recently as Managing Director of technology equity research. From April 1994 to August 1995, he was a Senior Equity Research Analyst for Bear, Stearns & Co., an investment banking firm that was acquired by JPMorgan Chase in 2008, and from January 1990 to April 1994, he worked as an Account Executive for AT&T Network Systems. Mr. Theodosopoulos serves on the board of Arista Networks, Inc., where he also serves on the audit committee and the nominating and corporate governance committee, and as Chairman of the supervisory board of ADVA Optical Networking SE, where he also serves on the audit committee and the compensation and nomination committee. Mr. Theodosopoulos previously served on the board of Gadget Software, a privately-held company, from July 2015 to July 2017. Mr. Theodosopoulos holds a B.S. in Electrical Engineering from Columbia University, a M.S. in Electrical Engineering from Stanford University and an M.B.A. from New York University’s Stern School of Business. We believe that Mr. Theodosopoulos’ qualifications to serve on our Board include his significant experience in banking and finance focused on technology companies, and his experience on the boards of directors of major technology companies.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” EACH OF THE DIRECTOR NOMINEES SET FORTH ABOVE.

BOARD OPERATIONS AND CORPORATE GOVERNANCE
BOARD MEETINGS AND COMMITTEES
The Board of Directors held a total of seven (7) meetings during the fiscal year ended December 31, 2017. All of our directors attended 100% of the meetings of the Board, and the committees upon which such director served, in 2017.
The Board has determined that Messrs. Gallagher, Krall, Kvamme, Reddersen and Theodosopoulos and Mmes. Reaugh and Swenson are “independent” as that term is defined under the applicable rules and regulations of the SEC and under applicable NASDAQ listing standards. Mr. Reddersen will not be standing for re-election at the Annual Meeting at his request. In making this determination, the Board considered the current and prior relationships that each non-employee director has with Harmonic and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of the Company’s capital stock by each non-employee director. The independent directors have no material relationships with the Company.
The Board has an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.
Audit Committee
The Audit Committee currently consists of Messrs. Theodosopoulos, Krall and Reddersen and Ms. Swenson, each of whom is independent under Rule 10A-3 of the Exchange Act and under applicable NASDAQ Stock Market listing standards. Mr. Reddersen will not be standing for re-election at the Annual Meeting and will therefore no longer serve as a member of the Audit Committee following the Annual Meeting.
Mr. Theodosopoulos serves as the Chairperson of the Audit Committee. The Audit Committee serves as the representative of the Board for general oversight of the quality and integrity of Harmonic’s financial accounting and reporting process, system of internal control over financial reporting, management of financial risks, audit process, and process for monitoring the compliance with related laws and regulations. Each member of the Audit Committee also meets the financial literacy requirements of the applicable NASDAQ listing standards. The Audit Committee engages the Company’s independent registered public accounting firm and approves the scope of both audit and non-audit services. Matters within the scope of the Audit Committee were also discussed in executive sessions at regularly scheduled meetings of the Board in 2017. The Audit Committee held nine (9) meetings during 2017.
The Board has determined that Mr. Theodosopoulos is an “audit committee financial expert,” as defined by the current rules of the SEC. The Board believes that Mr. Theodosopoulos’s experience in the communications and finance industries qualifies him as an “audit committee financial expert” because he has acquired relevant expertise and experience from performing his duties as a managing director of technology equity research at a global financial services firm.
The Audit Committee operates under a written charter that was adopted by our board of directors and satisfies the applicable standards of the SEC and applicable NASDAQ listing standards. A copy of our Audit Committee charter is available on our website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page.

Compensation Committee
The Compensation Committee currently consists of Messrs. Kvamme, Gallagher, Reddersen and Ms. Reaugh, none of whom is an employee of the Company and each of whom is independent under applicable NASDAQ Stock Market listing standards. Mr. Reddersen will not be standing for re-election at the Annual Meeting and will therefore no longer serve as a member of the Compensation Committee following the Annual Meeting.
Mr. Kvamme serves as the Chairperson of the committee. The Compensation Committee is responsible for approving the Company’s compensation policies, compensation paid to executive officers, and administration of the Company’s equity compensation plans. The Compensation Committee held five (5) meetings during 2017. Matters within the scope of the Compensation Committee were also discussed in executive sessions at regularly scheduled meetings of the Board in 2017.
The Compensation Committee operates under a written charter that was adopted by our board of directors and satisfies the applicable standards of the SEC and applicable NASDAQ listing standards. A copy of our Compensation Committee charter is available on our website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page.
Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee currently consists of Ms. Swenson and Messrs. Gallagher and Kvamme, each of whom is independent under applicable NASDAQ Stock Market listing standards. Ms. Swenson serves as the Chairperson of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee serves as the representative of the Board for establishment and oversight of governance policy and the operation, composition and compensation of the Board. The Corporate Governance and Nominating Committee held five (5) meetings in 2017. Matters within the scope of the

Corporate Governance and Nominating Committee were discussed in executive sessions at regularly scheduled meetings of the Board in 2017.
The Corporate Governance and Nominating Committee has proposed, and the Board has approved, the nomination of seven (7) of the current board members for re-election by stockholders at this Annual Meeting.

The Corporate Governance and Nominating Committee operates under a written charter that was adopted by our board of directors and satisfies the applicable standards of the SEC and applicable NASDAQ listing standards. A copy of our Corporate Governance and Nominating Committee charter is available on our website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page.

BOARD LEADERSHIP
We separate the roles of Chief Executive Officer (“CEO”) and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction of the Company and for its operational management, leadership and performance, while the independent Chairman of the Board provides guidance to the CEO and sets the agenda for, and presides over, meetings of the full Board.

MEETINGS OF NON-EMPLOYEE DIRECTORS
At each regularly scheduled Board meeting, the non-employee directors meet in an executive session without any management directors or employees present. The Chairman of the Board has the responsibility of presiding over such periodic executive sessions of the Board. Last year, the non-employee directors discussed, in executive sessions, corporate strategy, risk oversight, management performance, Board performance, succession planning for management and the directors, and Board policies, processes and practices.

CORPORATE GOVERNANCE GUIDELINES
The Board has adopted Corporate Governance Guidelines that set forth the key functions of the Board, as well as principles regarding board structure and composition, director voting, board operations and meetings, board interaction with management and third parties, board committees and director compensation. The Corporate Governance Guidelines, in conjunction with our certificate of incorporation, Bylaws and Board committee charters, form the framework for the governance of the Company.
The Corporate Governance Guidelines are available on the Company’s website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page. The Corporate Governance Guidelines are reviewed at least annually by our Corporate Governance and Nominating Committee, and changes are recommended to our Board for approval as appropriate.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our Board members, officers and employees. We have also adopted a Code of Business Conduct and Ethics for Senior Operational and Financial Leadership, applicable to our CEO and senior financial officers. Both codes are available on the Company’s website at www.harmonicinc.com in the Corporate Governance section of the Investor Relations page. Any amendments or waivers of either code pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.

ROLE OF THE BOARD IN RISK OVERSIGHT
Management of the Company is responsible for the day-to-day management of risks the Company faces, while the Board has responsibility, as a whole and also at the committee level, for the oversight of the Company’s risk management. The Board regularly reviews the Company’s long-term business strategy, including industry trends and their potential impact on the Company, our competitive positioning, potential acquisitions and divestitures, as well as the Company’s technology and market direction. The Board also reviews information regarding the Company’s actual and planned financial position and operational performance, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation and the Company’s incentive, equity award and other benefit plans. The Audit Committee oversees management of financial risks, including, but not limited to, accounting matters, tax positions, insurance coverage and security of the Company’s cash reserves. The Corporate Governance and Nominating Committee manages risks associated with the independence and remuneration of the Board and potential conflicts of interest.
At periodic meetings of the Board and its committees, management reports to, and seeks the guidance of, the Board and its committees with respect to the most significant risks that could affect our business. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is periodically informed about such risks by committee reports and receives advice and counsel with respect to risk issues from the Company’s outside counsel.

IDENTIFICATION AND EVALUATION OF, AND CRITERIA FOR, CANDIDATES FOR BOARD MEMBERSHIP
Pursuant to the charter of the Corporate Governance and Nominating Committee, the Committee may utilize a variety of methods to identify and evaluate candidates for service on our Board of Directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current directors, management, professional search firms, stockholders, outside professionals or other persons. Any candidate presented would be evaluated at a meeting of the Corporate Governance and Nominating Committee or at a regular Board meeting and may be considered at any point during the year. The Corporate Governance and Nominating Committee may take such measures as it considers appropriate in connection with its evaluation of a candidate, including candidate interviews, inquiry of the person recommending the candidate or reliance on the knowledge of the members of the Corporate Governance and Nominating Committee, members of the Board or management. The Corporate Governance and Nominating Committee has hired, from time to time, a consulting firm to assist it in identifying and screening potential candidates for election to the Board. In evaluating a candidate, the Corporate Governance and Nominating Committee may consider a variety of criteria. These criteria include demonstrated relevant business and industry experience, particular expertise to act as a committee chair or member, the ability to devote the necessary time to the Board and committee service, personal character and integrity, potential conflicts of interest and sound business judgment. The Corporate Governance and Nominating Committee seeks nominees with a broad diversity of experiences, professions, skills, geographic representation and backgrounds.
The Corporate Governance and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Some of the qualifications that the Corporate Governance and Nominating Committee considers include, without limitation, character, integrity, ethics, judgment, diversity of experience, independence, relevant areas of expertise, corporate and technology experience, proven achievement, operating executive experience, understanding of our industry, length of service, potential conflicts of interest and other commitments. The Corporate Governance and Nominating Committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors. The Corporate Governance and Nominating Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board of Directors: the highest personal and professional ethics and integrity; proven achievement and competence in the nominee's field and the ability to exercise sound business judgment, as well as skills that are complementary to those of the existing Board; the ability to assist and support management and make significant contributions to our success; and an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities. The Corporate Governance and Nominating Committee may also consider such other factors as it may deem, from time to time, are in our and our stockholders' best interests. The Board believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to best fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, gender, age, sexual orientation, disability or any other basis proscribed by law. The Corporate Governance and Nominating Committee has not set either term limits or age limits for members of the Board, believing that the Company’s interests are best served by members of the Board with substantial experience and knowledge of the Company’s business and that age is generally not a barrier to effective performance as a member of the Board.

DIRECTOR RECOMMENDATIONS AND NOMINATIONS FROM STOCKHOLDERS
The Corporate Governance and Nominating Committee will consider recommendations from stockholders of individuals for service on the Board of Directors at the 2019 annual meeting of stockholders, provided that such recommendations are submitted in a timely manner in writing to the Corporate Secretary of the Company at Harmonic Inc., 4300 North First Street, San Jose, California 95134. If a stockholder desires to recommend an individual for consideration by the Corporate Governance and Nominating Committee for nomination by the Board, such recommendation must be received no later than December 28, 2018, which is 120 calendar days prior to the first anniversary of the date of this Proxy Statement first became available to stockholders. In evaluating director candidates recommended by stockholders, the Corporate Governance and Nominating Committee will use the same criteria as it uses to evaluate all prospective members of the Board.
For a stockholder nomination of a person for election to the Board at the 2019 annual meeting of stockholders that such stockholder does not desire to have considered by the Corporate Governance and Nominating Committee for nomination by the Board, timely written notice of such nomination must be delivered to the Corporate Secretary of the Company no earlier than March 10, 2019 and no later than April 9, 2019.
To be in proper written form, a stockholder’s notice must contain: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (a) the name, age, business address and residence address of the nominee, (b) the principal occupation or employment of the nominee, (c) the class and number of shares of the Company which are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (d) whether, and the extent to which, any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the Company, and a description of any other agreement, arrangement or understanding, the effect or intent of which is to mitigate loss, manage the risk or benefit from share price changes, or increase or decrease the voting power of the nominee with respect to any securities of the Company, (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (f) a written statement executed by the nominee acknowledging that, as a director of the Company, the nominee will owe fiduciary duties under Delaware law with respect to the Company and its stockholders, and (g) any other information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including, without limitation, the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to such stockholder proposing a nominee for election to the Board, (a) the information set forth in “Stockholder Proposal Procedures and Deadlines” on page 3 of this Proxy Statement for a stockholder notice of business to be brought before an annual meeting, and (b) a statement whether either such stockholder or any associated person of such stockholder will deliver a proxy statement and form of proxy to holders of a number of the Company’s voting shares reasonably believed by such stockholder or associated person of such stockholder to be necessary to elect such nominee. A copy of the full text of the provisions of the Bylaws provisions discussed herein may be obtained by writing to Harmonic Inc., 4300 North First Street, San Jose, California 95134, Attention: Corporate Secretary, or can be accessed from the Company’s filings with the SEC at www.sec.gov.

COMPENSATION OF DIRECTORS
As compensation for its non-employee directors, Harmonic uses a combination of cash and equity-based incentive compensation. Directors who are employees of the Company do not receive additional compensation for their service as directors.
The non-employee director compensation program was developed in consultation with Meyercord Associates (“Meyercord”), an independent compensation consulting firm. Meyercord provided recommendations and competitive non-employee director compensation data and analyses. The Corporate Governance and Nominating Committee considered and discussed these recommendations and data, and considered the specific duties and committee responsibilities of particular directors. The Corporate Governance and Nominating Committee recommended, and the Board of Directors adopted Meyercord’s recommendations when it approved the non-employee director compensation program described below, which we believe provides our non-employee directors with reasonable and appropriate compensation that is commensurate with the services they provide and competitive with compensation paid by our peers to their non-employee directors.

The Corporate Governance and Nominating Committee periodically reviews the type and form of compensation paid to our non-employee directors, which includes a market assessment and analysis by Meyercord. As part of this analysis, Meyercord reviews non-employee director compensation trends and data from companies comprising the same executive compensation peer group used by the Compensation Committee in connection with its review of executive compensation.
Cash Compensation. Each non-employee director is paid an annual retainer of $35,000. In addition, the Chair of the Audit Committee is paid an annual retainer of $32,000, the Chair of the Compensation Committee is paid an annual retainer of $18,000, and the Chair of the Corporate Governance and Nominating Committee is paid an annual retainer of $11,000. Other members of the Board committees receive an annual retainer as follows: Audit Committee — $16,000; Compensation Committee — $9,000; and Corporate Governance and Nominating Committee — $5,500. The non-executive Chairman of the Board receives an additional annual retainer of $40,000. No additional fees are paid for attending in-person or telephonic meetings of the Board or its committees.
Equity Compensation. The 2002 Director Stock Plan, as amended (the “2002 Plan”), currently provides for grants of stock options or restricted stock units (“RSUs”) to be made in three ways:

•
Initial Grants. Each new non-employee director who joins the Board (excluding a former employee director who ceases to be an employee director, but who remains a director) is entitled to receive stock options or RSUs, or a mix thereof, on the date that the individual is first appointed or elected to the Board, as determined by the Board in its sole discretion. Under the Company’s current non-employee director compensation program as recommended by Meyercord, a new non-employee director will receive an RSU award with a grant date value of $165,000 that vests in equal annual installments over 3 years.

•
Ongoing Grants. Each non-employee director who has served on the Board for at least six months, as of the date of grant, will receive an annual grant of stock options or RSUs, or a mix thereof, as determined by the Board in its sole discretion. Ongoing grants have historically been made in the first quarter of each fiscal year and have been comprised of only RSUs. Under the Company’s current non-employee director compensation program, non-employee directors receive an RSU award with a grant date value of $120,000 that vests in full after 1 year.

•	Discretionary Grants. The Board may make discretionary grants of stock options or RSUs, or a mix thereof, to any non-employee director.

2017 COMPENSATION OF DIRECTORS

Name	Fees Paid in Cash($)	Stock Awards ($)(1)(2)	Option Awards ($)(3)		Total ($)(4)
Patrick Gallagher	89,500.00	120,002	—		209,502
Patrick J. Harshman (5)	—	—	—		—
David Krall (6)	—	—	—		—
E. Floyd Kvamme	58,500.00	120,002	—		178,502
Tom Lookabaugh (7)	16,722.22	119,918	55,500	(9)	192,140
Mitzi Reaugh	44,000.00	120,002	—		164,002
William F. Reddersen (8)	60,000.00	120,002	—		180,002
Susan G. Swenson	62,000.00	120,002	—		182,002
Nikos Theodosopoulos	67,000.00	120,002	—		187,002

(1)
The amounts in this column represent the aggregate grant date fair value of awards for grants of restricted stock units (“RSUs”) to each listed director in 2017, computed in accordance with applicable accounting guidance. These amounts do not represent the actual amounts paid to or realized by the directors during 2017 or thereafter. The grant date fair market value of the RSUs is based on the closing market price of the Common Stock on the date of grant.

(2)
Grants of RSUs under our 2002 Director Stock Plan were made on March 20, 2017, to each of the Company’s non-employee directors, with the exception of Dr. Lookabaugh. Each RSU grant was for 20,690 shares and vested in full on February 15, 2018. Dr. Lookabaugh received a new director RSU grant for 23,529 shares on January 11, 2017 with full vesting in 12 months; his grant was forfeited in its entirety when he did not stand for reelection at the Company’s 2017 annual meeting of stockholders.

(3)
The amounts in this column represent the aggregate grant date fair value of grants of stock options to each listed director in 2017, computed in accordance with applicable accounting guidance. These amounts do not represent the actual amounts paid to or realized by the directors during 2017 or thereafter.

(4)	Neither the non-employee directors nor Mr. Harshman received any other compensation for their services as a director.

(5)
Compensation earned in 2017 by Mr. Harshman for his service as CEO is shown in the Summary Compensation Table on page 33 of this Proxy Statement. Mr. Harshman receives no compensation for his service as a director.

(6)	Mr. Krall joined our Board in February 2018 and as such, he did not receive any compensation in 2017.

(7)	Dr. Lookabaugh did not stand for reelection at our 2017 annual meeting of stockholders.

(8)	Mr. Reddersen is not standing for reelection at the 2018 Annual Meeting.

(9)
Dr. Lookabaugh received a new director stock option grant for 30,000 shares of Common Stock on January 11, 2017, with an exercise price equal to the fair market value of the Common Stock on the date of grant and monthly vesting over three years from the date of grant. The grant was forfeited in its entirety, including all vested option shares, when Dr. Lookabaugh did not stand for reelection at the Company’s 2017 annual meeting of stockholders. This amount represents the fair value of the award on the grant date, and is determined according to applicable accounting standards. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The option exercise price has not been deducted from these amounts. The actual value of the option will depend upon the market value of Harmonic’s common stock at the time the option is exercised. The grant date fair market value of the option awards is calculated using the Black-Scholes valuation model and is based on the following assumptions:

Assumptions	2017 Rate	2016 Rate
Average risk free interest rate	1.8%	1.4%
Average expected term (years)	4.3	4.3
Average expected volatility	42%	36%

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2017

The following table provides the number of shares of Common stock subject to outstanding options and RSU units held by the directors of the Company at December 31, 2017.

Name	Unvested Restricted Stock Units Outstanding	Stock Options Outstanding
Patrick Gallagher	20,690	—
Patrick J. Harshman (1)	300,774	1,568,334
David Krall (2)	—	—
E. Floyd Kvamme	20,690	—
Tom Lookabaugh (3)	—	—
Mitzi Reaugh	20,690	30,000
William F. Reddersen (4)	20,690	—
Susan G. Swenson	20,690	30,000
Nikos Theodosopoulos	20,690	30,000

(1)	All RSUs and options awarded to Mr. Harshman were for services as an employee. Mr. Harshman did not receive equity grants for service as a director.

(2)	Mr. Krall joined our Board in February 2018 and as such, he did not receive any equity awards in 2017.

(3)	Dr. Lookabaugh did not stand for reelection at our 2017 annual meeting of stockholders and forfeited all of his new director RSUs and stock option grants.

(4)	Mr. Reddersen is not standing for reelection at the 2018 Annual Meeting.

NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP POLICY
Under the Board's non-employee director stock ownership policy, each non-employee director is required to beneficially own shares of Common Stock with a market value equal to at least $175,000 (excluding, for the purposes of this calculation, the value of stock options exercisable within 60 days) by the later of the Company’s 2018 annual meeting of stockholders or the fifth anniversary of the director’s election to the Board. Each non-employee director is in compliance with these guidelines or is on track to be in compliance with these guidelines by the applicable deadline.

COMMUNICATION WITH THE BOARD OF DIRECTORS
The Board believes that management should be the primary means of communication between the Company and all of its constituencies, including stockholders, customers, suppliers and employees. However, stockholders may communicate with individual members of the Board, committees of the Board, or the full Board by addressing correspondence to Harmonic Inc., 4300 North First Street, San Jose, California 95134. Attention: Corporate Secretary. Our Corporate Secretary or legal department, in consultation with appropriate members of the Board as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board.

ATTENDANCE OF THE BOARD OF DIRECTORS AT ANNUAL MEETINGS
Six members of the Board attended the Company’s 2017 virtual annual meeting telephonically. The Board has a policy encouraging directors to attend annual stockholder meetings.

PROPOSAL TWO
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act of 1934 as promulgated by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are asking stockholders to vote on the compensation of our named executive officers (the “NEOs”), as named in accordance with applicable SEC rules, on page 33 of this Proxy Statement. This Proposal Two, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our NEOs and the named executive officer compensation philosophy, policies and practices described in this Proxy Statement.
The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The say-on-pay vote will, however, provide information to us regarding investor sentiment about our named executive officer compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining named executive officer compensation for the remainder of the current fiscal year and for future fiscal years. Our Board and Compensation Committee value the opinions of our stockholders, and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any action is necessary to address those concerns. At our 2017 annual meeting, our stockholders approved the compensation of our NEOs, with approximately 98% of the shares present and entitled to vote voting in favor of the say-on-pay proposal. As we evaluated our compensation practices and talent needs throughout 2017, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial goals and in support of enhancing stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our named executive officer compensation programs, with an emphasis on delivering long-term and short-term incentive compensation that reward our executives commensurate with the value they deliver to our stockholders. Since 2011, we have held an advisory vote to approve named executive officer compensation each year, and the next such advisory vote will occur at our 2019 annual meeting.
The Company’s goal for its named executive officer compensation program is to attract, motivate and retain a talented and creative team of executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. As described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections beginning on pages 26 and 33, respectively, of this Proxy Statement, we believe that our named executive officer compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. We would like to highlight the following items that support these beliefs:

•	Our Compensation Committee retains an independent compensation consultant to assist it in the evaluation of appropriate cash and equity compensation for executive management.

•	The compensation philosophy of our Compensation Committee includes relating each of the individual components of executive management compensation to overall Company performance.

•	The compensation philosophy of our Compensation Committee includes tying incentive bonus payments to the achievement of objective performance parameters.

•
The compensation philosophy of our Compensation Committee includes putting at risk a significant portion of each executive’s total target compensation and rewarding our executive management for superior performance by the Company.

•
The compensation philosophy of our Compensation Committee includes reflecting competitive market requirements and strategic business needs in determining the appropriate mix of cash and non-cash, and short-term and long-term, compensation.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY VOTE APPROVING NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL THREE
APPROVAL OF AMENDMENT TO HARMONIC’S 2002 EMPLOYEE STOCK PURCHASE PLAN

The Company’s stockholders are being asked to approve a 1,300,000 share increase in the number of shares of Common Stock reserved for issuance under the Company’s 2002 Employee Stock Purchase Plan (the “ESPP”).
The ESPP was adopted by the Board of Directors in March 2002 and was approved by our stockholders in May 2002. The ESPP, as initially approved, permitted the issuance of 1,500,000 shares of Common Stock. Amendments to the ESPP, adopted in May 2004, May 2006, May 2009, July 2011, August 2013, July 2014, June 2016 and June 2017, increased the maximum number of shares available for issuance under the ESPP by an additional 13,000,000 shares in the aggregate, resulting in 14,500,000 shares of Common Stock permitted for issuance under the ESPP. As of March 31, 2018, there were 523,519 shares of Common Stock currently available for issuance under the ESPP.
In April 2018, the Board of Directors unanimously approved an amendment to the ESPP, subject to obtaining stockholder approval, to increase the number of shares of Common Stock available for issuance under the ESPP by 1,300,000 shares. If this proposal is approved by our stockholders, the shares reserved and available for issuance under the ESPP for the current offering period and for offering periods commencing on or after July 1, 2018, would be increased by 1,300,000 shares. Based on the Company’s current forecasts and estimated participation rates, the Company expects that with this increase, the ESPP will have enough shares of Common Stock to cover ESPP purchases through January 2020.
If this proposal is not approved by the Company’s stockholders, the shares reserved and available for issuance under the ESPP will be 523,519, and, based on current forecasts and estimated participation rates, the Company anticipates this would only be enough shares of Common Stock to cover ESPP purchases through July 2018.

The intent of the ESPP is to encourage employees to acquire equity ownership in the Company in an effort to ensure a close alignment of the interests of employees with those of the Company’s stockholders. The proposed increase in the number of shares available for issuance under the ESPP will enable the Company to continue to use the ESPP as a valuable tool for attracting and retaining key personnel and aligning the interests of ESPP participants with those of the Company’s stockholders. We believe that the ESPP remains an important element of a competitive compensation package, especially for technology companies, as these plans are offered by most public companies with which we compete for employees. Approximately 47% of our employees eligible to participate in the ESPP during the offering period ending July 1, 2018 are participating.
DESCRIPTION OF EMPLOYEE STOCK PURCHASE PLAN
The following is a summary of the principal features of the ESPP and its operation. This summary is qualified in its entirety by reference to the ESPP.
Purpose. The purpose of the ESPP is to provide employees with an opportunity to purchase Common Stock through payroll deductions.
Administration. The ESPP is administered by the Board of Directors or a committee appointed by the Board of Directors (in either case, the “Administrator”). The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, and the Administrator’s findings, decisions, and determinations are final and binding upon all parties.
Eligibility. Currently, each of our employees, and each employee of our designated subsidiaries, whose customary employment with the Company or the designated subsidiary is at least 20 hours per week and more than five months in any calendar year, is eligible to participate in the ESPP. As of the beginning of the current offering period on January 1, 2018, approximately 1,165 employees were eligible to participate in the ESPP. No employee who owns stock and/or holds outstanding options to purchase stock that is equal to or greater than 5% of the total combined voting power or value of all classes of our stock may participate in the ESPP. Moreover, no employee may participate to the extent that he or she may purchase Common Stock under all employee stock purchase plans of the Company with a fair market value (determined on the first day of any offering period) in excess of $25,000 in any calendar year.
Shares Available for Issuance. As of March 31, 2018, there were 523,519 shares of Common Stock available for issuance under the ESPP, all of which are expected to be issued on the next purchase date on July 2, 2018, after the end of the current offering period. If our stockholders approve this proposal, an additional 1,300,000 shares will become reserved and available for issuance in the current offering period and for offering periods commencing on or after July 1, 2018.
Offering Period. The ESPP currently has offering periods that have a duration of approximately six months, commencing on the first trading day for Common Stock on or after each January 1 and July 1 and terminating on the last trading day of the period ending approximately six months thereafter. Our Board of Directors has the power to change the commencement date and the duration of future offering periods without stockholder approval, if such change is announced prior to the scheduled beginning of the first offering period to be affected by such change. Each offering period constitutes a purchase period during which shares of Common Stock may be purchased on behalf of the participant in accordance with the terms of the ESPP.
Participation. To participate in the ESPP, an eligible employee must authorize payroll deductions pursuant to the ESPP. Payroll deductions are withheld only in whole percentages of the participant’s compensation and cannot exceed 10% of a participant’s compensation that she or he receives on each pay day during the offering period.
A participant may not make any additional payments into her or his account other than by payroll deductions. To the extent necessary to comply with Section 423(b)(8) of the Internal Revenue Code of 1986, as amended (the “Code”), and eligibility limitations pursuant to the ESPP, a participant’s payroll deductions may be decreased to zero by the participant at any time during an offering period. A participant may decrease, but not increase, the rate of payroll deductions during an offering period, except the Administrator may, in its discretion, limit the nature and/or number of participant rate changes during any offering period.
Grant. The number of shares of Common Stock a participant purchases in each offering period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during the offering period by the purchase price. However, a participant may purchase no more than 1,500 shares in any offering period.
Purchase Price; Exercise. The Internal Revenue Service views participants in our ESPP as receiving options. The price per share of the shares subject to the option, as permitted by the Code, is the lower of (i) 85% of the fair market value of a share of Common Stock on the first day of the offering period, or (ii) 85% of the fair market value of a share of Common Stock on the purchase date, which is the last day of the offering period. Unless a participant withdraws from the ESPP or her or his employment terminates with us or a designated subsidiary, the participant’s option for the purchase of shares is exercised automatically on each purchase date. No fractional shares may be purchased, and any accumulated payroll deductions not sufficient to purchase a full share are retained in the participant’s account for the subsequent offering period.
If the number of shares with respect to which options are to be exercised exceed shares available for sale under the ESPP on a purchase date or commencement of an offering period, the Administrator may, in its sole discretion, make a pro rata allocation of the shares available for purchase and either continue the offering period then in effect or terminate the offering period then in effect. The Administrator may make such pro rata allocation of shares notwithstanding any authorization of additional shares for issuance under the ESPP by our stockholders subsequent to the commencement of an offering period.
Withdrawal; Termination of Employment. A participant may withdraw all, but not less than all, the payroll deductions credited to her or his account, and not yet used to exercise her or his option, under the ESPP at any time by written notice to the Company. If a participant withdraws from an offering period, no further payroll deductions by the participant will be made during the offering period and payroll deductions will not automatically resume at the beginning of the succeeding offering period. Additionally, payroll deductions credited to the participant’s account during the offering period, but not yet used to exercise the option, will be returned to the participant or, in the case of her or his death, to the person or persons entitled thereto, and the participant’s option will automatically terminate. Withdrawal from an offering period has no effect upon a participant’s eligibility to participate in subsequent offering periods. If a participant fails to remain as our employee or an employee of a designated subsidiary, or ceases to meet the ESPP eligibility requirements, she or he is deemed to have withdrawn from the ESPP.
Adjustments upon Changes in Capitalization and Certain Transactions. Any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, payment of a stock dividend, or any other increase or decrease in the number of shares of Common Stock effected without the Company receiving consideration will proportionately adjust the:
1. number of shares of Common Stock covered by each ESPP option,
2. number of shares of Common Stock each participant may purchase in an offering period,
3. number of shares of Common Stock available for sale under the ESPP, and
4. price per share of Common Stock covered by each ESPP option.
Any other issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will not affect the number or price of shares of Common Stock subject to an ESPP option.
In the event of a proposed dissolution or liquidation of the Company, an offering period will be shortened by setting a new purchase date, and terminated immediately prior to the consummation of the proposed dissolution or liquidation, unless the Administrator provides otherwise.
In the event of a merger or change of control of the Company, each outstanding option under the ESPP will be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. If the successor corporation refuses to assume, or substitute for, the option, any offering period then in progress under the ESPP is shortened by setting a new purchase date and terminated before the date of the proposed merger or change of control. The Administrator will notify each participant in writing prior to the new purchase date that her or his option will be automatically exercised on the new purchase date, unless prior to such date the participant has withdrawn from the offering period.
Amendment or Termination. The Administrator may, at any time and for any reason, terminate or amend the ESPP, except that no terminations can affect options previously granted, other than certain terminations specified in the ESPP. Without stockholder approval and without regard to whether any participant rights may be considered to have been adversely affected, the Administrator is entitled to:
1. change the offering periods;
2. limit the frequency and number of changes in the amount withheld during an offering period;
3. establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars;
4. permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in our processing of properly completed withholding elections;
5. establish reasonable waiting and adjustment periods and accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock properly correspond with amounts withheld; and
6. establish such other limitations or procedures as the Administrator determines, in its sole discretion, to be advisable and which are consistent with the ESPP.
In the event the Administrator determines that the ongoing operation of the ESPP may result in unfavorable financial accounting consequences, the Board may, in its discretion, without stockholder approval or the consent of any participant, and to the extent necessary or desirable, modify or amend the ESPP to reduce or eliminate such accounting consequence, including, without limitation, by (i) increasing the purchase price for any offering period, including an offering period underway at the time of Board action, (ii) shortening any offering period so that offering period ends on a new purchase date, including an offering period underway at the time of the Board action, and (iii) allocating shares.

NUMBER OF SHARES PURCHASED BY CERTAIN INDIVIDUALS AND GROUPS
Given that the number of shares that may be purchased under the ESPP is determined, in part, based on the Common Stock’s market value at the beginning and end of each offering period (or upon a purchase date within an offering period) and given that participation in the ESPP is voluntary on the part of employees, the actual number of shares that may be purchased by any individual is not determinable. For illustrative purposes, the following table sets forth (a) the number of shares of Common Stock that were purchased under the ESPP during fiscal year 2017 by our NEOs, as a group, and by our employees who are not NEOs, as a group, and (b) the weighted average per share purchase price paid for such shares by each such group.

	Employee Stock Purchase Plan Transactions 2017
	Number of Shares Purchased	Weighted Average Purchase Price
All named executive officers as a group (6 persons)	1,500	$4.46
All employees, other than named executive officers, as a group (647 persons) (1)	1,290,375	$3.41

(1)	We had 1,244 employees as of December 31, 2017, 64 of which were not eligible to participate in the ESPP due to being located in countries where the Company does not offer the ESPP.

TAX ASPECTS
The following brief summary of the effect of U.S. federal income taxation upon a participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss such tax consequences with respect to a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.
The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, an employee will not have taxable income when the shares of Common Stock are purchased, but the employee generally will have taxable income when the employee sells or otherwise disposes of shares purchased under the ESPP.
Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and one year from the applicable purchase date, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares, on the date the shares are purchased, over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the purchase date. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 2002 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL FOUR
APPROVAL OF AMENDMENT TO HARMONIC’S 2002 DIRECTOR STOCK PLAN
The Company’s stockholders are being asked to approve an amendment to the Company’s 2002 Director Stock Plan (the “2002 Plan”) to increase the number of shares of common stock reserved for issuance thereunder by 400,000 shares.
The 2002 Plan is the only equity plan of the Company available for grant of equity awards to the Company's non-employee directors. As of March 31, 2018, options to purchase an aggregate of 90,000 shares of the Company’s common stock were outstanding under the 2002 Plan, with a weighted average exercise price of $ 5.35 per share and a weighted average term of 2.2 years remaining. In addition, a total of 247,882 RSUs issued under the 2002 Plan had not yet vested. As of March 31, 2018, 251,211 shares were available for future grant under the 2002 Plan (excluding the 400,000 shares discussed in this proposal and subject to approval at the Annual Meeting).
If this share increase is not approved, then the remaining shares available for grants under the 2002 Plan will be insufficient to meet the Company’s grant needs for anticipated non-employee director equity grants beyond 2018. Historically, the Company makes its non-employee director equity grants in the first quarter of each fiscal year.

Proposed Amendment
The 2002 Plan currently permits us to grant a broad range of equity awards to directors of the Company. We established the 2002 Plan in order to assist the Company in attracting and retaining strong board members for the successful conduct and growth of the Company’s business. The Company believes that the 2002 Plan is an essential tool to link the long-term interests of stockholders and directors and is critical to the Company’s ability to attract and retain directors.
In April 2018, our Board of Directors approved amending the 2002 Plan, subject to stockholder approval at the Annual Meeting. The proposed amendment would increase the number of shares reserved for issuance under the 2002 Plan by 400,000 shares. Based on the data available as of March 31, 2018, the additional shares would increase the total number of shares available for grant under the 2002 Plan to 3,150,000.
We are seeking stockholder approval to increase the number of shares of Common Stock issuable under the 2002 Plan by 400,000 shares in order to have enough shares available under the 2002 Plan to make anticipated grants to our non-employee directors for the next two years. The Company expects that it may need to seek approval from our stockholders again in 2020 and to increase the shares reserved under the 2002 Plan to be able to make the anticipated non-employee director grants for future years following 2020.
In determining the number of shares to be added to the 2002 Plan if this proposal is approved, the Board of Directors considered the following:

•
As of April 1, 2018, the number of shares subject to awards granted to the Company’s non-employee directors in 2018 is 246,882 shares in the aggregate, and range from 33,802 to 45,070 per non-employee director in 2018.

•
Over the last 3 fiscal years, the aggregate number of shares subject to awards granted to the Company’s non-employee directors was 177,669, 144,000, and 140,817, respectively, and ranged from 15,831 to 30,000 on an individual basis. The aggregate number of shares subject to the non-employee director awards in 2018 is higher as compared to previous years due to the recent decline in our stock price.

•
There are currently 251,211 shares available for future grant under the 2002, and the Board expects to make equity awards with a value of approximately $120,000 to each incumbent non-employee director in 2019. Over the last several years, the Company has granted these awards in the first quarter of each fiscal year. The precise timing of the granting of these awards has not yet been determined. However, the Company believes the currently available shares may be insufficient to cover these anticipated grants.

The Company’s non-employee director compensation program is weighted in favor of equity compensation over cash compensation. This design is intended so that the interests of the Company’s non-directors are more closely aligned with the Company’s stockholders. If this proposal does not pass and the Company may not able to grant equity awards to non-employee directors based on future anticipated needs, and it may need to consider providing additional cash compensation to provide compensate the Company’s non-employee directors for their services in order to retain the directors. The Company does not believe providing more cash compensation to the Company’s non-employee directors would be the best use of our cash resources.

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock that are present in person or by proxy and entitled to vote at our 2018 Annual Meeting.

Our Company’s non-employee directors have an interest in this proposal as they may receive stock options or RSUs under the terms of the 2002 Plan.

SUMMARY OF THE 2002 PLAN
The following is a summary of the principal features of the 2002 Plan, and its operation. This summary is qualified in its entirety by reference to the 2002 Plan. A copy of the 2002 Plan is provided as Appendix A to this proxy statement.

Purposes

The purposes of the 2002 Plan are to attract the best available persons for service as non-employee directors of our Company and to encourage their continued service on our Board of Directors.

Term of Plan
The 2002 Plan is set to expire on March 1, 2025.

Eligibility

Only non-employee directors are eligible to receive awards under the 2002 Plan. Currently, our Board of Directors consists of eight directors, of whom seven are non-employee directors. Mr. Harshman, our current President and Chief Executive Officer, is not eligible to receive awards under the 2002 Plan.

Shares Subject to the Plan

Currently, the maximum aggregate number of shares which may be granted, either as stock options or RSUs, and sold under the 2002 Plan is 2,750,000 shares. As of March 31, 2018, 251,211 shares of Common Stock remain available for grant under the 2002 Plan. If this proposal is approved by our stockholders, an additional 400,000 shares will become available to be awarded under the 2002 Plan. The shares may be authorized, but unissued, or reacquired shares of Common Stock.

Share Counting Provisions

Each award of RSUs will count against the 2002 Plan share reserve as 1.5 shares for every unit granted. Conversely, the forfeiture of any unvested RSUs will result in a credit to the 2002 Plan reserve of 1.5 shares for every unit forfeited. Each option award will count against the 2002 Plan reserve 1.0 share for every share subject to the option, and the forfeiture of unvested shares subject to an option will result in a credit to the 2002 Plan reserve of 1.0 share for every share forfeited.

No Repricing or Exchange Program.

No option granted under the 2002 Plan may be repriced without stockholder approval, including by means of an exchange for another award.

Administration
The 2002 Plan provides for grants of awards to be made in three ways:

1. Initial Grants. Each new non-employee director who joins the Board (excluding a former employee director who ceases to be an employee, but who remains a director) is entitled to receive stock options or RSUs, or a mix thereof, on the date that the individual is first appointed or elected to the Board, as determined by the Board in its sole discretion. An employee director who ceases to be an employee director, but who remains a director, will not receive this initial award.
2. Ongoing Grants. Each non-employee director who has served on the Board for at least six months, as of the date of grant, will receive an annual grant of stock options or RSUs, or a mix thereof, as determined by the Board in its sole discretion.
3. Discretionary Grants. The Board may make discretionary grants of stock options or RSUs (or a combination of options and RSUs) to any non-employee director.

Terms of Awards
Each award of RSUs or stock options is evidenced by a written agreement between us and the applicable non-employee director in such form, and subject to such terms and conditions, including vesting provisions, as the Board shall approve. Options are subject to the following terms and conditions:

1. Option Term. The term of options may not exceed seven years.
2. Exercise Price. The exercise price per share may not be less than 100% of the fair market value per share of the Common Stock on the grant date.
3. Termination of Continuous Status as Director. If a non-employee director’s status as a director terminates, all of their vested options expire upon the earlier of the options’ original maximum term or three years following such termination of service.
4. Nontransferability of Options. Options granted under the 2002 Plan are not transferable other than by will or the laws of descent and distribution, and may be exercised, during the non-employee director’s lifetime, only by the non-employee director.

Adjustments upon Changes in Capitalization, Dissolution, Merger or Change-in-Control
In the event of a stock split, reverse stock split, stock dividend, or any combination or reclassification of the Common Stock, or other similar change in our capital structure effected without receipt of consideration by us, proportionate adjustments will be made to the number of shares covered by each outstanding award, the number of shares authorized for issuance that remain available to be granted under the 2002 Plan, and the exercise price of each outstanding stock option. For this purpose, any conversion of convertible securities is not considered effected without our receiving consideration.
In the event of a proposed dissolution or liquidation of the Company, any unexercised options and unvested RSUs will terminate prior to the consummation of such proposed action.
If a successor corporation assumes or substitutes the options under the 2002 Plan as a result of a merger of the Company with or into another corporation or a change-in-control of the Company, as defined in the 2002 Plan (a “Change-in-Control”), such options will remain exercisable in accordance with the 2002 Plan. In the event of a Change-in-Control, all options and RSUs held by non-employee directors immediately become fully vested.

Amendment and Termination of the 2002 Plan

The Board may at any time amend, alter, suspend, or discontinue the 2002 Plan to the extent such actions do not impair the rights of any recipient of awards under the 2002 Plan, unless he or she consents. To the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company must obtain stockholder approval of any 2002 Plan amendment in the manner or to the degree required.

Certain Federal Income Tax Information
Stock Options. Options granted under the 2002 Plan are nonstatutory options and do not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended ( the “Code”). An optionee will not recognize any taxable income at the time of grant of a nonstatutory option. However, upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of an option.

Restricted Stock Units. A participant will not have taxable income upon grant of an RSU. Instead, he or she will recognize ordinary income at the time of settlement equal to the fair market value of the delivered shares. The Company will be entitled to a tax deduction in the amount and at the time that the non-employee director recognizes ordinary income with respect to shares acquired upon settlement of an RSU.

The foregoing summary of the federal income tax consequences of the 2002 Plan transactions is based on U.S. federal income tax laws in effect on the date of this Proxy Statement. This summary is not intended to be complete and does not describe foreign, state, or local tax consequences.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 2002 DIRECTOR STOCK PLAN.

PROPOSAL FIVE

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has appointed Armanino LLP (“Armanino”), an independent registered public accounting firm, to audit the financial statements of the Company for the year ending December 31, 2018. Armanino has served as the Company’s independent registered public accounting firm since March 2018. Prior to Armanino’s appointment, PricewaterhouseCoopers LLP (“PwC”) served as the Company’s independent registered public accounting firm and PwC served as the Company’s independent registered public accounting firm for the fiscal years ended December 31, 2017 and 2016.
Stockholder approval is not required for the appointment of Armanino, as the Audit Committee has the responsibility for selecting an independent registered public accounting firm. However, the Board is submitting the selection of Armanino to the stockholders for ratification as a matter of good corporate practice. In the event of a negative vote on the ratification of Armanino, the Audit Committee may reconsider its selection. Representatives of Armanino are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders. Representatives of PwC are not expected to be present at the Annual Meeting or to be available to respond to appropriate questions from stockholders, and will not have the opportunity to make a statement if they so desire.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ARMANINO LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2018.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
Aggregate fees for professional services rendered for the Company by the Company’s previous independent registered public accounting firm, PwC for the years ended December 31, 2017 and 2016 were as follows:

	2017	2016
	(In thousands)
Audit Fees	$2,265	$2,820
Audit-Related Fees	0	0
Tax Fees	503	99
All Other Fees
Total	$2,797	$2,911

Audit Fees

These amounts represent fees billed for professional services rendered for the audit of our consolidated financial statements and review of interim statements included in quarterly reports and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements.

Audit-Related Fees

These amounts represent fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under Audit Fees.

Tax Fees

These amounts represent fees billed for professional services for tax compliance, tax advice, tax planning and preparation of foreign employee tax returns. These services include assistance regarding federal, state and international tax compliance, customs and duties and international tax planning.

All Other Fees

These amounts represent fees billed for subscription to a software research tool developed by PwC and, for 2017, include fees for reviewing reports provided by our French subsidiary to a French financial regulatory authority and reviewing the compliance of our ERP software implementation in France.

Consistent with its charter, the Audit Committee pre-approves all audit and non-audit services from our independent registered public accounting firm and did so in 2017. Pre-approval authority may be delegated by the Audit Committee to the Chair of the Audit Committee.

The Audit Committee considered whether the services provided by PwC are compatible with maintaining the independence of PwC and concluded that the independence of PwC was maintained and was not compromised by the non-audit services provided.

Dismissal of PwC

On March 26, 2018, the Audit Committee dismissed PwC as the Company’s independent registered public accounting firm.

The audit reports of PwC on the Company’s consolidated financial statements as of and for the years ended December 31, 2017 and 2016 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through March 26, 2018, (i) there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosures or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the financial statements for such years, and (ii) there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-K”)).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
In accordance with a written charter adopted by Harmonic’s Board of Directors and posted on the Company’s website at www.harmonicinc.com, the Audit Committee of the Board of Directors serves as the representative of the Board of Directors for general oversight of the quality and integrity of the Company’s financial accounting and reporting process, system of internal control over financial reporting, audit process, and process for monitoring compliance with related laws and regulations. The Audit Committee engages the Company’s independent registered public accounting firm and approves the scope of both audit and non-audit services. Harmonic’s management has primary responsibility for preparing financial statements and the financial reporting process.
PricewaterhouseCoopers LLP, Harmonic’s independent registered public accounting firm for the year ended December 31, 2017, was responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the standards set by the Public Company Accounting Oversight Board (“PCAOB”) and to issue reports thereon.
The Audit Committee has:
1. Reviewed and discussed the audited consolidated financial statements and certifications thereof with Company management and PricewaterhouseCoopers LLP and management has represented to the Audit Committee that Harmonic’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States;
2. Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the PCAOB Auditing Standard No. 1301 (Communications with Audit Committees), including discussion of the quality and acceptability of Harmonic’s financial reporting process and controls; and
3. Received the written disclosures and letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, discussed with PricewaterhouseCoopers LLP its independence, and considered whether the provision of the non-audit services described above was compatible with maintaining their independence.
The Audit Committee meets regularly with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal control over financial reporting, and the overall quality of the Company’s adherence to applicable accounting principles and practices.
In performing all of these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of Harmonic’s management, which has primary responsibility for preparing financial statements and the financial reporting process, and the independent registered public accounting firm, which, in their report, expresses an opinion on the conformity of Harmonic’s annual consolidated financial statements to accounting principles generally accepted in the United States and of the Company’s internal control over financial reporting in accordance with the standards set by the PCAOB. In reliance on the reviews and discussions referred to in this report, and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements of Harmonic for the three years ended December 31, 2017 be included for filing with the Securities and Exchange Commission in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.
The Audit Committee
Nikos Theodosopoulos
Susan Swenson
William F. Reddersen
David Krall

EXECUTIVE OFFICERS
The following sets forth certain information regarding the executive officers of Harmonic as of April 1, 2018.

Name	Age	Position
Patrick J. Harshman	53	President and Chief Executive Officer
Sanjay Kalra	45	Chief Financial Officer
Nimrod Ben-Natan	50	Senior Vice President and General Manager, Cable Access Business
Tim Warren	45	Senior Vice President and CTO, Video Business
Neven Haltmayer	53	Senior Vice President, Video R&D
Patrick J. Harshman joined Harmonic in 1993 and was appointed President and CEO and as a member of our board of directors in May 2006. Prior to 2006, he held several executive leadership positions for Harmonic, including management of marketing, international sales, product management, and research and development functions. Mr. Harshman earned a Ph.D. in Electrical Engineering from the University of California, Berkeley, and completed an Executive Management Program at Stanford University.
Sanjay Kalra joined Harmonic in October 2016 as Vice President, Corporate Controller and Chief Accounting Officer and was appointed Chief Financial Officer in June 2017. Prior to Harmonic, from June 2013 to October 2016, Mr. Kalra served as a Corporate Controller at TiVo, Inc.  From September 2012 to June 2013, he served as Vice President and Corporate Controller at Model N, Inc., and prior to that, from February 2007 to September 2012, he served in various finance positions including Corporate Controller at Silicon Image.  Mr. Kalra began his career in public accounting at Ernst & Young LLP, from February 1998 to February 2007.  He holds a B. Com. in Commerce and Accounting from CCS University, India, is a Chartered Accountant from the Institute of Chartered Accountants of India and is a Certified Public Accountant.

Nimrod Ben-Natan joined Harmonic in 1997, was named Vice President of Product Marketing, Solutions and Strategy in 2007, and was appointed Senior Vice President and General Manager, Cable Products in June 2012. From 1993 to 1997, Mr. Ben-Natan served as an Embedded Software Engineer at Orckit Communications Ltd., a digital subscriber line developer. Previously, he worked on wireless communications systems while he was with the Israeli Defense Signal Corps from 1988 to 1993. Mr. Ben-Natan holds a B.A. in Computer Science from Tel Aviv University.

Neven Haltmayer joined Harmonic in 2002, and was appointed Senior Vice President, Research and Development in March 2011. Prior to this, Mr. Haltmayer served as Vice President, Research and Development from 2005. From 2002 to 2005, Mr. Haltmayer was Director of Engineering of Compression Systems and managed the development of Harmonic’s MPEG-2 and MPEG-4 AVC/H.264 encoder and Electra product lines. Between 2001 and 2002, Mr. Haltmayer held various key positions at Canal Plus Technologies, a set-top decoder technology company, including Vice President of Engineering, and was responsible for system integration and development of set top box middleware and interactive applications. Mr. Haltmayer holds a B.S. in Electrical Engineering from the University of Zagreb, Croatia.
Tim Warren joined Harmonic in 2006 and was appointed Senior Vice President and Chief Technology Officer, Video Business, in January 2018, where he is responsible for leading the evolution of Harmonic’s video business. Previously, as CTO, Video Business, Mr. Warren led the development of Harmonic’s latest broadcast and OTT media processing solutions. He joined Harmonic through the acquisition of Entone Technologies in 2006, where he was the co-founder and CTO. Mr. Warren has served as the lead engineer on the world’s first commercial VOD deployment where he was responsible for the server design, deployment and operations. Mr. Warren holds a B.A. and M.A. in Mathematics and Computation from the University of Oxford

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Philosophy and Programs

The Company’s executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of the Company and the enhancement of stockholder value. Consistent with this philosophy, the following goals provide a framework for our executive compensation program:

•	provide a competitive total compensation package to attract, retain and motivate executives who must operate in a demanding and rapidly changing business environment;

•
relate total compensation for each executive, consisting of base salary, annual cash bonus and equity awards, to overall Company performance and, in the case of base salary and equity awards, to individual performance;

•	tie incentive bonus compensation to the Company’s achievement of objective performance parameters;

•
reflect competitive market requirements and strategic business needs in determining the appropriate mix of cash and non-cash compensation and short-term (base salary and annual cash bonus) and long-term compensation (equity awards);

•	put at risk a significant portion of each executive’s total target compensation, with the intent to reward superior performance by the Company; and

•	align the interests of our executives with those of our stockholders.

At our 2017 annual meeting of stockholders, we held a stockholder advisory vote on the compensation of our NEOs, commonly referred to as a “say-on-pay vote.” Our stockholders approved the compensation of our NEOs, with approximately 98% of stockholder votes cast voting in favor of the say-on-pay proposal. As we evaluated our compensation practices and talent needs throughout 2017, we were mindful of the support our stockholders expressed for our philosophy of linking compensation to our financial goals and in support of enhancing stockholder value. As a result, the Compensation Committee decided to retain our general approach with respect to our executive compensation programs, with an emphasis on delivering long-term and short-term incentive compensation that rewards our executives commensurate with the value they deliver to our stockholders.

Role of the Compensation Committee

The Compensation Committee is responsible for approval of the Company’s executive compensation policies, compensation paid to executive officers, and administration of the Company’s equity ownership plans. The Compensation Committee currently consists of Messrs. Kvamme, Gallagher and Reddersen and Ms. Reaugh, none of whom is an employee of the Company, and each of whom is independent under applicable NASDAQ listing standards and Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The charter of the Compensation Committee was adopted by the Board of Directors, and is posted on Harmonic’s website at www.harmonicinc.com .

Role of the Compensation Consultant

The Compensation Committee has retained the services of Meyercord Associates (“Meyercord”), an independent compensation consulting firm, to assist the Compensation Committee in the evaluation of appropriate cash and equity compensation for executive management. Meyercord provides no other services to the Company, other than essentially the same services with respect to Board compensation. Meyercord makes recommendations to the Compensation Committee on the design and implementation of compensation plans, assists in determining the appropriate number of shares to be used for equity awards granted under the Company’s equity plans, reviews market and other data and recommendations provided by management, and also reviews specific compensation proposals for each of the Company’s NEOs listed in the Summary Compensation Table in the Company’s proxy statement for the applicable year. Meyercord attends all or part of certain Compensation Committee meetings, as requested by the Compensation Committee.

In 2017, the Compensation Committee considered and assessed all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to Meyercord’s work. Based on this review, we are not aware of any conflict of interest that has been raised by the work performed by Meyercord.

Role of Management

Our CEO, assisted by our General Counsel and Senior Vice President, Human Resources, works with the Compensation Committee to establish meeting agendas. The CEO makes recommendations to the Compensation Committee with respect to the compensation of other members of executive management and the design and implementation of incentive compensation programs for NEOs. For 2017 executive compensation, these recommendations were developed with the assistance of Meyercord. The Compensation Committee considers the recommendations of management, but is not bound by such recommendations. The CEO does not make recommendations to the Compensation Committee with respect to his own compensation and no member of management is present at any portion of Compensation Committee meetings when his or her compensation is deliberated and decisions made.

Management of Risk Arising from Incentive Compensation Policies

The Compensation Committee has considered whether the Company’s overall compensation program for employees creates incentives for employees to take excessive or unreasonable risks that could materially harm the Company. The Committee believes that our incentive plans are typical for our industry and market competitive, and that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. Several features of our compensation policies for management employees appropriately mitigate such risks, including a mix of long-term and short-term compensation incentives that we believe are properly weighted, the uniformity of compensation policies across the Company, caps on payments from the plans and the use of our business plan, which the Compensation Committee regards as setting an appropriate level of risk for the Company, as a baseline for our incentive bonus plan targets. We also believe the Company’s internal legal and financial controls appropriately mitigate the probability and potential impact of an individual employee committing the Company to inappropriate transactions in exchange for short-term compensation benefits.

Elements of Compensation

In order to achieve the above goals, our total compensation packages include base salary and annual bonus paid in cash, as well as long-term equity compensation, all as described in greater detail below. We also make available benefit plans to our executive officers which are generally provided to all regular full-time employees of Harmonic. We believe that appropriately balancing the total compensation package and ensuring the incentive effect of a significant portion of the package is necessary in order to provide market-competitive compensation. We focus on ensuring that the balance of the various components of our compensation program is optimized to motivate executives to improve our results on a cost-effective basis. The factors which are used to determine individual compensation packages are generally similar for each NEO, including our CEO.
In order to assess our compensation competitiveness against peer companies in 2017, the Compensation Committee, with input from Meyercord, approved a compensation peer group, which included approximately 12 companies. These peer companies were selected from the telecommunications and video services technology industries based principally on revenue and market capitalization data that placed Harmonic approximately in the middle of the range, as well as on such companies' proximity to Silicon Valley, which is the location of the Company’s headquarters. One former peer company - TiVo was removed from the peer group due to its acquisition by a third party in 2016. The final list of peer group companies used for setting 2017 executive compensation is set forth below.
Data prepared by Meyercord for the compensation peer group was used as a reference point by the Compensation Committee for making decisions regarding 2017 cash and equity compensation and for the design and implementation of compensation packages and for specific proposals related to the individual elements and total compensation packages for other NEOs, as well as for other employees.
The approved peer group for 2017 consisted of the following companies:

Aerohive Networks	Extreme Networks
Avid Technology	Infinera
Brightcove Inc.	Nimble Storage
Calix	Quantum
Coherent	SeaChange International
Electronics for Imaging	Sonus Networks

Base Salary

Base salaries for NEOs, including that of the CEO, are set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. The Compensation Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions, individual performance and responsibilities, and the Company’s financial position. The aggregate value of our total cash compensation (base salary and targeted bonus) for NEOs is generally targeted at approximately between the 50 th and 60 th percentile of executive compensation of the compensation peer group, depending on position, with the intent that superior performance under incentive bonus plans would enable the executive to elevate total cash compensation to levels that are above the average of comparable companies.

Following a review with Meyercord of the above factors and the data regarding the compensation peer group in early 2017, the Compensation Committee determined that modest increases to base salaries for certain NEOs was appropriate. Effective January 1, 2017, the base salary for Patrick Harshman, President and Chief Executive Officer, increased from $500,000 to $514,500; (2) the base salary for Bart Spriester, Senior Vice President, Video Products, until his employment with the Company ended in December 2017, increased from $325,000 to $334,425; (3) the base salary for Nimrod Ben-Natan, Senior Vice President and General Manager, Cable Access Business, increased from $324,204 to $333,606 (at the exchange rate with the Israeli Shekel in effect at that time); and (4) the base salary for Neven Haltmayer, Senior Vice President, Video R&D, increased from $320,040 to $329,321.
Base salaries for all of the NEOs, are disclosed in the Summary Compensation Table on page 33 of this Proxy Statement.

Incentive Bonus Plans

The Company’s annual incentive bonus plans in which NEOs participate reflect the Compensation Committee’s belief that a meaningful component of executive compensation should be contingent on the Company achieving performance targets, thereby introducing a significant element of “pay for performance” and appropriate incentives to produce superior results.

The annual bonus target opportunity for each of the NEOs is set forth below, as established by the Compensation Committee based on recommendations from its compensation consultant and relevant market data at the time of hire or promotion:

	Title	Annual Base Salary	Target Bonus as % of Base Salary
Patrick Harshman	President and Chief Executive Officer	$514,500	125%
Sanjay Kalra (1)	Chief Financial Officer	320,000	55%
Harold Covert (2)	Former Chief Financial Officer	390,000	65%
Nimrod Ben-Natan	Senior Vice President and General Manager, Cable Access Business	333,606	60%
Neven Haltmayer	Senior Vice President, Video R&D	323,321	57%
Bart Spriester (3)	Senior Vice President, Video Products	334,425	50%

(1)	Mr. Kalra was appointed Chief Financial Officer of the Company as of June 6, 2017
(2)	Mr. Covert’s employment with the Company terminated on June 6, 2017.
(3)	Mr. Spriester’s employment with the Company terminated on December 18, 2017.

Overview

For 2017, the Compensation Committee approved, and later amended, a corporate incentive bonus plan (the “Corporate Bonus Plan”) in which (i) 75% of the target bonus for plan participants (including the NEOs) was tied to achievement of Q3 and Q4 2017 and aggregate second half 2017 non-GAAP Video operating profit targets, and (ii) 25% was tied to achievement of quarterly and aggregate full-year non-GAAP CableOS bookings targets. The initial plan contemplated Q1 and Q2 Video operating profit targets, but due to changing video industry dynamics and an amendment to the Company’s 2017 operating plan, the Compensation Committee amended the Corporate Bonus Plan to focus on achievement of second-half 2017 operating profit targets.

With respect to Mr. Ben-Natan, he participated in the 2017 Cable Edge Bonus Plan, which was based 33% on achievement under the Corporate Bonus Plan, 27% against achievement of quarterly and aggregate full-year CableOS bookings targets (where a "booking" is a non-cancellable purchase order or purchase agreement), 20% against achievement of a strategic milestone related to customer field trials of the CableOS solution in 2017, and 20% against CableOS design wins (i.e., bookings from new customers) in 2017.

The Compensation Committee approved these bonus plans and bonus plan components to focus the NEOs and other incentive plan participants on improved profitability and growing the CableOS business.
In addition, the 2017 incentive bonus plans had minimum thresholds that had to be met in order for any quarterly payout to be made, with a maximum payout of 100% of a quarterly bonus target tied to the CableOS bookings component and a maximum payout of 150% of a quarterly bonus target tied to the Video operating profit component, for any participant (including NEOs). With respect to either the Video operating profit or CableOS bookings components, any achievement in a quarter greater than 100% of the quarterly target would be applied to other quarters, to bring cumulative year-to-date achievement up to 100%.

For 2017, the Compensation Committee approved the following targets and payout thresholds for the Corporate Bonus Plan and for the components specific to the Cable Edge Bonus Plan.
Corporate Bonus Plan targets (in millions of U.S. dollars)

	Q1	Q2	Q3	Q4	Total
Non-GAAP Video operating profit:	n/a	n/a	$3.7	$11.2	$14.9
CableOS bookings:	$0.5	$2.5	$11.3	$23.2	$37.5
Corporate Bonus Plan payout thresholds and full-year payout caps

Non-GAAP Video Operating Profit		Non-GAAP Operating Profit
Achievement	Payout	Achievement	Payout
>50%	0%	< 50%	0%
50%	50%	50%	40%
80%	100%	100%	100%
100%	150%	133%	200%
110%	200%

For performance between these achievement levels, payouts for the applicable bonus plan component would be determined by straight-line interpolation. Any payout for overachievement (i.e., > 100%) of a bonus plan component could only occur after year-end if full-year achievement exceeded the applicable full-year target.

Cable Edge Bonus Plan targets (in millions of U.S. dollars, except for design wins)

	Q1	Q2	Q3	Q4	Total
Corporate Bonus Plan:	(see above)
CableOS bookings:	$0.5	$2.5	$11.3	$23.2	$37.5
Strategic milestone:	n/a	n/a	n/a	n/a	n/a
CableOS design wins:	n/a	n/a	n/a	n/a	5
Cable Edge Bonus Plan payout thresholds and full-year payout caps.

See the “Corporate Bonus Plan payout thresholds and full-year payout caps” table above for the Corporate Bonus Plan and CableOS bookings payout thresholds and caps. With respect to the payout threshold for the strategic milestone component, payout thresholds would not apply and achievement in either Q3 or Q4 2017 would be binary. With respect to the payout threshold for CableOS design wins, the full payout would be earned with five (5) qualified design wins and a prorated payout would be earned if less than 5 qualified design wins are achieved.
Achievement.

No payments would be made under any of the components of the Corporate Bonus Plan or the Cable Edge Bonus Plan if the threshold quarterly or full-year target, as applicable, for any such component was not achieved. The Compensation Committee believed that the targets for the 2017 incentive bonus plans, as amended, were challenging but achievable, based on their review of the Company’s initial and adjusted operating plan for 2017, their experience with respect to the Company’s historical performance and the business and industry outlook. With respect to the Corporate Bonus Plan, the Company (i) overachieved the second-half Video operating profit target, and (ii) fully achieved the CableOS bookings targets for three of the four quarters in 2017, while not achieving the payout threshold for one of the quarters. Payouts were therefore earned at approximately 92% of each NEO’s target bonus opportunity under the Corporate Bonus Plan.

With respect to the Cable Edge Bonus Plan, in addition to substantially achieving the Corporate Bonus Plan component, the Company (i) fully achieved the CableOS bookings targets for three of the four quarters in 2017, while not achieving the payout threshold for one of the quarters, (ii) achieved the strategic milestone, and (iii) achieved the target number of qualified CableOS design wins. Mr. Ben-Natan therefore earned payouts at approximately 91% of his target bonus opportunity under the Cable Edge Bonus Plan.

Amounts earned under the 2017 incentive bonus plans were satisfied through the granting of fully-vested performance-based RSUs. In each case, the number of performance-based RSUs granted to each NEO was determined by dividing the dollar value of the earned bonus amount by the share price of the Company’s common stock on a pre-established calculation date that was a few business days prior to the grant date.

Equity Compensation Plans

The Compensation Committee believes that equity compensation plans are an essential tool to link the long-term interests of stockholders and employees, especially the CEO and executive management, and serve to motivate employees, and particularly executive management, to make decisions that will, in the long run, deliver the best returns to stockholders, thus rewarding excellent long-term performance. Since 2009, stock options and RSUs have been granted to executive management, including NEOs, when they join the Company, and on an annual basis thereafter. In 2017, the Compensation Committee granted the Company’s executives and NEOs a combination of time-based and performance-based RSUs, and did not grant any stock options to executives.
Prior to 2017, the Compensation Committee historically weighted executive and NEO equity compensation significantly more towards stock option grants. The Committee generally considers stock options to be an important form of “performance-based” equity award for the Company’s executives and NEOs since no benefit is realized from an option grant unless the price of the Common Stock has increased over the number of years that the award vests presumably as a result of positive Company performance, thereby aligning optionees’ interests with stockholders’ interests over the long term. The Compensation Committee may employ stock option grants in the future, in combination with RSUs and/or performance-based RSUs.
For 2017, in light of compensation trends among the Company’s peer group as well as equity compensation trends among similarly situated publicly-listed technology companies, the Compensation Committee, as noted above, decided to not grant stock option awards to executives and NEOs, and instead focus on granting an appropriate combination of time-based vesting and performance-based vesting RSUs. In 2017, grants to executives and NEO’s were comprised of 70% time-based RSUs and 30% performance-based RSUs.
The time-based RSUs granted to executives and NEOs vest over 3 years subject to their continued service. The performance-based RSUs granted to executives and NEOs only vest upon the Company’s common stock price achieving certain thresholds at any time during a 3-year performance period, as follow: (i) if the closing price as quoted on the NASDAQ Stock Market equals or exceeds certain stock price thresholds for at least 20 consecutive trading days (the "Minimum Trading Period"), then 25% of the performance-based RSUs will vest on the final day of the Minimum Trading Period, and (ii) if the stock price threshold for which the Minimum Trading Period has been satisfied exceeds one or more other stock price thresholds for which the performance-based RSU award has not already vested, then the vesting associated with all such stock price thresholds shall occur as of the close of market on the final day of the Minimum Trading Period. Upon vesting, there are no additional time- or service-based conditions associated with the performance-based RSUs. The Compensation Committee believes the stock price performance criteria appropriately incentivizes executive management and the NEOs to increase stockholder value over the performance period, and directly aligns management’s and the stockholders’ interests.
Consistent with past practice, the total equity pool for annual grants to be made to all employees in 2017, including NEOs, was determined principally by reference to industry-specific guidelines published by shareholder advisory firms and, in part, by historic practice. The guidelines generally refer to metrics such as total annual awards as a percentage of shares outstanding and total outstanding awards as a percentage of fully diluted shares. The Compensation Committee, in consultation with the Company’s CEO (except regarding the CEO’s own compensation), determines the size and material terms of equity awards granted to the NEOs, taking into account the role and responsibility of the NEO, competitive factors including competition for technology executives; peer group data compiled by Meyercord, the size and value of long-term equity compensation already held by each executive officer and the vested percentage, the proportion between RSUs, performance-based RSUs and stock options held by each NEO; the total target cash compensation opportunity for each NEO; individual performance and retention objectives.

Equity Compensation Grant Practice

The Compensation Committee approves all stock option and RSU grants, except for certain grants made to non-executive employees in the ordinary course of business, for which it has delegated authority to the CEO, within parameters approved in advance by the Compensation Committee, pursuant to an employee equity issuance policy (the “Employee Equity Issuance Policy”). The Compensation Committee reviews all grants made pursuant to the Employee Equity Issuance Policy. Initial hire grants of stock options are made on the first Friday following the employee’s start date, initial hire grants of RSUs are made on the second Friday of each month, and any other grants made by the CEO pursuant to authority granted by the Compensation Committee are made on the Friday of the week of such grant. Stock options are granted at 100% of the closing price of our stock on the NASDAQ Stock Market on the date of grant.
Initial hire grants that are for executives reporting to the CEO or grants that are above the CEO’s approved range are approved by the Compensation Committee, with the grant date being the day of approval by the Compensation Committee or a later date selected by the Compensation Committee and, if in the form of a stock option, the exercise price being the closing price of the stock on the NASDAQ Stock Market on the grant date. The initial grants are effective as of the date of grant, with vesting generally beginning on the date of commencement of employment. Annual grants are usually made in the first half of the year, and, in 2017, these grants were made in March. This timing enables management and the Compensation Committee to consider performance by both the Company and the individual and balance it against our expectations for the current year.
We do not time the granting of stock options or RSUs with any favorable or unfavorable news released by the Company. The timing of initial grants is driven by the date of hire of our new employees. The Board of Directors and Compensation Committee meeting schedules, for review and approval of annual grants, are usually established several months in advance for the calendar year. Proximity of any awards to an earnings announcement or other market events is coincidental.

Retirement Benefits

The Company does not provide pension benefits or deferred compensation plans to any of its U.S. employees, including NEOs, other than a 401(k) deferred compensation plan which is open to all regular, full-time U.S. employees. The Company has a matching contribution policy for the 401(k) plan, of up to $1,000 a year for each participant, for 2017. For employees resident in foreign jurisdictions, the Company makes required contributions to statutory pension and retirement schemes and, in a few countries, offers supplemental pension benefits in accordance with customary market practices.

Change-of-Control Agreements

The Company does not have employment agreements with any of its present NEOs. However, as a historical practice, it has generally provided change of control severance agreements to its NEOs and certain other executives. These agreements are designed to incentivize continuing service to the Company by NEOs in the event that the Company may be in discussions regarding strategic transactions and to provide short-term benefits in the event that a NEO’s position is eliminated or responsibilities or compensation are reduced following a change of control.
Under the terms of the respective NEO’s current change of control severance agreement, in the event of termination of the NEO other than for cause (as defined in the relevant change of control severance agreement) within 18 months following a change in control of the Company, the NEO will be entitled to certain payments.
Mr. Harshman, the Company’s President and CEO, will receive, subject to the execution of a standard release, (i) a lump-sum payment of twice his annual salary; (ii) an amount equal to the greater of (x) 200% of his then annual target bonus or (y) 200% of the average of the actual bonus paid to him in each of the two prior years; and (iii) a continuation of his health, dental, and life insurance benefits for up to one year after termination of employment. Mr. Harshman’s agreement also provides for out-placement assistance and the full acceleration of unvested stock options and any restricted stock awards held by him in the event of such termination, subject to certain limitations.
Each of the other NEOs will receive, subject to the execution of a standard release, (i) a lump-sum payment of one year’s salary; (ii) an amount equal to the greater of (x) 100% of the NEO’s then annual target bonus or (y) the average of the actual bonus paid to the NEO in each of the two prior years; and (iii) a continuation of the NEO’s health, dental and life insurance benefits for up to one year after termination of employment. These agreements also provide for out-placement assistance and the full acceleration of unvested stock options and any restricted stock awards held by the respective NEO in the event of such termination, subject to certain limitations.

Other Compensation

Other elements of executive compensation include life and long-term disability insurance and health benefits. These benefits are available to all regular, full-time U.S. employees of the Company on the same basis, and similar benefits are provided to most employees in other countries. In addition, the Company may provide for relocation expenses to recruit key executives living outside the San Francisco Bay Area. Management periodically reviews the level of benefits provided to all employees and adjusts those levels as appropriate. Company payments for NEOs pursuant to these other elements of compensation in 2015, 2016 and 2017 are included in the “All Other Compensation” column in the Summary Compensation Table on page 33 of this proxy statement.

Stock Ownership Guidelines

The Company has adopted stock ownership guidelines applicable to its CEO, requiring the CEO to hold any shares issued, after withholding of shares for taxes resulting from the exercise of vested stock options granted in 2017 or later or settlement of vested RSUs granted in 2017 or later, for at least 36 months from the date of RSU settlement or stock option exercise, subject to release from these requirements upon his separation from service with the Company.

Financial Restatements and Clawback Policy

The Company has never restated its financial statements. The Compensation Committee has adopted a Clawback Policy pursuant to which we may seek the recovery of incentive compensation, including equity compensation, paid by the Company to our executive officers. The Clawback Policy provides that if (i) the Company restates its financial statements as a result of a material error; (ii) the amount of incentive compensation that was paid or is payable based on achievement of specific financial results paid would have been less if the financial statements had been correct; (iii) no more than two years have elapsed since the original filing date of the financial statements upon which the incentive compensation was determined; and (iv) the Compensation Committee unanimously concludes, in its sole discretion, that fraud or intentional misconduct by any executive officer(s) caused the material error and it would be in the best interests of the Company to seek from such participant(s) recovery of the excess compensation, then the Compensation Committee may, in its sole discretion, seek from such executive officer(s) repayment to the Company of the applicable incentive compensation.

Section 162(m)

We have considered the potential future effects of Section 162(m) of the Code on the compensation paid to our NEOs. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for each of the CEO and the three other most highly compensated executive officers other than our Chief Financial Officer.

Prior to 2018, Section 162(m) of the Code provided an additional exception that stated that remuneration in excess of $1.0 million to employees that are subject to the Section 162(m) of the Code deduction limits may be fully deductible for tax purposes if it is “performance-based compensation” within the meaning of Section 162(m) of the Code or qualifies for one of the other exemptions from the deductibility limit.

Recent tax reform legislation eliminated the exception for “performance-based” compensation beginning in 2018 and expanded the number of individuals covered by Section 162(m) of the Code and subject to certain exceptions for compensation payable pursuant to a “written binding contract” in effect on November 2, 2017 that has not been subsequently materially modified.

While the Compensation Committee considers the deductibility of compensation as a factor in making compensation decisions, the Compensation Committee retains the flexibility to provide compensation that is consistent with our goals for our executive compensation program even if such compensation is not fully tax deductible.  The Compensation Committee may make decisions that result in compensation expense that is not fully deductible under Section 162(m) of the Code.

Report of the Compensation Committee of the Board of Directors on Executive Compensation

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of, and the discussions with management with respect to, the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee
E. Floyd Kvamme
Patrick Gallagher
Mitzi Reaugh
William Reddersen

The information contained above under the captions “Report of the Audit Committee of the Board of Directors” and “Report of the Compensation Committee of the Board of Directors on Executive Compensation” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference to such filing.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth summary information concerning the compensation earned by our NEOs, including Patrick J. Harshman, our President and CEO; Sanjay Kalra, our Chief Financial Officer; Harold Covert, our former Chief Financial Officer, and the three other most highly compensated executive officers of the Company in 2017, in each case for services to our Company, in all capacities, during the fiscal years ended December 31, 2017, 2016 and 2015.

Name & Principal Position	Year	Salary	Stock Awards (1)		Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)		Total
Patrick J. Harshman,	2017	514,500	$1,937,901		—	—	24,544		2,476,945
President and CEO	2016	500,000	632,152		258,774	187,500	26,339		1,604,765
	2015	500,000	1,108,232	(4)	702,108	—	24,782		2,335,122
Sanjay Kalra (6)	2017	293,808	597,979		—	—	28,623		920,410
Chief Financial Officer
Harold L. Covert (7)	2017	166,500	—		—	—	198,767		365,267
Former CFO	2016	390,000	169,240		30,190	76,050	1,054		666,534
	2015	72,000	638,000		410,256	—	334		1,120,590
Nimrod Ben-Natan (8)	2017	333,606	814,041		—	—	96,805		1,244,452
Senior Vice President and	2016	315,144	233,401		77,632	35,390	85,867		747,434
GM, Cable Access Business (6)	2015	302,510	234,851		210,632	38,745	85,209		871,947
Neven Haltmayer	2017	329,321	618,882		—	—	28,837		977,040
Senior Vice President,	2016	320,040	183,445		77,632	54,410	26,339		661,866
Video R&D	2015	320,040	264,825		210,632	—	24,782		820,279
Bart Spriester (9)	2017	322,849	506,238		—	—	28,614		857,701
Senior Vice President,	2016	325,000	201,201		77,632	48,750	25,353		677,936
Video Products	2015	325,000	183,029		140,420	—	124,113	(5)	772,562

(1)
The amounts in this column represent the fair value of the RSU award, performance-based RSU award or option award, as applicable, on the grant date, computed in accordance with applicable accounting standards, and do not reflect actual amounts paid to or received by any officer. The grant date fair market value of the service-based RSU awards granted in 2017, 2016 and 2015 is equal to the number of RSUs granted multiplied by the closing price of our stock on the NASDAQ Stock Market  on the date of grant. The grant date fair market value of the option awards granted in 2016 and 2015 is calculated using the Black-Scholes valuation model and the assumptions described in footnote 9 on page 12 of this Proxy Statement.

For 2017, the amounts in this column also include stock price performance-based RSUs (the “SPRSUs”) granted to Messrs. Harshman, Kalra, Ben-Natan, Haltmayer and Spriester. The grant date fair market value of the SPRSUs was determined using a Monte- Carlo methodology, as specified in Note 12, “Employee Benefit Plans and Stock-Based Compensation” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Assuming the highest level of performance is achieved under the performance measures for the SPRSUs, the maximum possible value of the SPRSUs using the closing price of our common stock on the NASDAQ Stock Market on the date of grant is presented below:

Name	Maximum Value of SPRSUs (as of Grant Date)
Patrick J. Harshman	$487,200
Sanjay Kalra	140,000
Nimrod Ben-Natan	208,800
Neven Haltmayer	147,900
Bart Spriester	147,900

For 2017, the amounts in this column also include fully-vested performance-based RSUs that were granted in 2017 and in the first quarter of 2018 to satisfy amounts earned for achieving quarterly and full-year performance targets under the Company’s 2017 incentive bonus plans. The grant date fair market value of these RSUs was $604,261 for Mr. Harshman, $157,679 for Mr. Kalra, $187,881 for Mr. Ben-Natan, $62,708 for Mr. Spriester and $175,352 for Mr. Haltmayer.

For 2016, the amounts in this column include performance-based RSUs issued in connection with the Company’s 2016 incentive bonus plans, with vesting based on achievement of third and fourth quarter, and full-year, 2016 performance targets. The grant date fair market value of these performance-based RSUs was $336,402 for Mr. Harshman, $136,446 for Mr. Covert, $132,623 for Mr. Ben-Natan, $87,463 for Mr. Spriester, and $97,619 for Mr. Haltmayer.

(2)	For 2015, the incentive bonus amount earned by Mr. Ben-Natan was earned under his 2015 incentive bonus plan, while actual payment of the earned bonus amount occurred in early 2016.

For 2016, the Company adopted incentive bonus plans with quarterly targets and payouts. Payouts under the 2016 incentive bonus plans were made in cash for amounts earned in the first and second fiscal quarters, shortly after the end of each of these quarters, and such payouts are reflected in this column for 2016. For the third and fourth 2016 fiscal quarters, as described in footnote (1) above, amounts earned under the 2016 incentive bonus plans were satisfied through the vesting of performance-based RSUs that vested shortly after the end of the quarter for which they were earned, and such earned amounts are not reflected in this column.

For 2017, as described in footnote (1) above, amounts earned under the 2017 incentive bonus plans were satisfied through the issuance of fully-vested performance-based RSUs shortly after the end of the quarter for which they were earned, and such earned amounts are not reflected in this column.

(3)
The amounts in this column include, for U.S. based NEOs, group life insurance premiums, employer paid medical and dental plan premiums, HSA contributions, and 401(k) matching contributions up to $1,000 for NEOs that participate in the Company’s 401(k) plan. For Mr. Covert, the 2017 amount includes a $195,000 retention bonus under the terms of his transition letter agreement. For Mr. Ben-Natan, amounts include payments made into education, pension and disability and social security funds pursuant to Israeli statutory requirements, and a car allowance in accordance with local market practice.

(4)	The amount includes a performance-based RSU award for 60,000 shares with a grant date fair market value of $454,800, which was forfeited in its entirety in March 2016.

(5)	This amount includes payment of $50,000 for the second and third installments of Mr. Spriester’s sign-on bonus and $50,289 for relocation-related expenses.

(6)	Mr. Kalra was appointed Chief Financial Officer as of June 6, 2017.

(7)	Mr. Covert’s employment with the Company terminated on June 6, 2017.

(8)
Mr. Ben-Natan is paid in Israeli Shekels and his salary, non-equity incentive compensation and “all other compensation” amounts set forth in this table have been converted into U.S. dollars using the exchange rate in effect at the time of calculation.

(9)	Mr. Spriester’s employment with the Company terminated on December 18, 2017.

GRANT OF PLAN-BASED AWARDS
The following table summarizes certain information regarding non-equity and equity plan-based awards granted by Harmonic to the NEOs in 2017:

	Grant Date for Equity Based Awards	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)					All Other Stock Awards: Number of Shares of Stock (2)
Name		Threshold		Target		Maximum
Patrick J. Harshman	3/20/2017	184,898		$643,125		$803,906	84,000
	7/11/2017	—	—	—	—	—	196,000
	11/14/2017	—	—	—	—	—	63,466
Sanjay Kalra (3)	3/20/2017	50,600		176,000		220,000	11,000
	6/8/2017	—	—	—	—	—	50,000
	6/8/2017	—	—	—	—	—	25,000
	11/14/2017	—	—	—	—	—	15,346
Harold Covert (4)	—	—	—	—	—	—	—
Nimrod Ben-Natan	3/20/2017	48,540		200,164		270,221	84,000
	3/20/2017	—	—	—	—	—	36,000
	11/14/2017	—	—	—	—	—	17,142
Neven Haltmayer	3/20/2017	53,967		187,713		234,641	59,500
	3/20/2017	—	—	—	—	—	25,500
	11/14/2017	—	—	—	—	—	18,418
Bart Spriester (5)	3/20/2017	52,907		184,024		230,030	59,500
	3/20/2017	—	—	—	—	—	25,500
	11/14/2017	—	—	—	—	—	16,502

(1)
The estimated future payouts under non-equity incentive plans refer to potential payouts under our 2017 incentive bonus plans. The goals for the 2017 incentive bonus plans were approved by the Compensation Committee in March 2017 and in August 2017. The actual quarterly payout amounts for each executive officer in 2017 were reviewed and approved by the Compensation Committee following each fiscal quarter upon the availability of financial results for such quarter, and are included in the Summary Compensation Table on page 33 of this Proxy Statement, under "Stock Awards", since amounts earned were satisfied with performance-based RSUs.

(2)
The RSUs granted to Messrs. Ben-Natan, Spriester, Haltmayer and Kalra on March 20, 2017, as well as the 50,000 RSUs granted to Mr. Kalra on June 8, 2017 and the 196,000 RSUs granted to Mr. Harshman on July 11, 2017, vest over three years, with 1/3 vesting upon completion of 12 months of service and 1/12 per three month period thereafter.

The performance-based RSUs granted to Messrs. Harshman, Ben-Natan, Spriester and Haltmayer on March 20, 2017, as well as the 25,000 performance-based RSUs granted to Mr. Kalra on June 8, 2017, may vest during a three year performance period, as follows: (i) if the closing price of the Company’s common stock, as quoted on the NASDAQ Stock Market, equals or exceeds certain stock price thresholds for at least 20 consecutive trading days (the “Minimum Trading Period”), then 25% of the performance-based RSUs will vest on the final day of the Minimum Trading Period and (ii) if the stock price threshold for which the Minimum Trading Period has been satisfied exceeds one or more other stock price thresholds for which the performance-based RSU award has not already vested, then the vesting associated with all such stock price thresholds shall occur as of the close of market on the final day of the Minimum Trading Period.

The performance-based RSUs granted to the NEOs on November 14, 2017 were granted to satisfy achievement of 2017 quarterly targets under the applicable 2017 incentive bonus plan, as determined by the Compensation Committee.

(3)	Mr. Kalra was appointed Chief Financial Officer of the Company as of June 6, 2017
(4)	Mr. Covert’s employment with the Company terminated on June 6, 2017

(5)	Mr. Spriester’s employment with the Company terminated on December 18, 2017

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2017
The following table summarizes equity awards outstanding as of December 31, 2017 for each of the NEOs.

Name		Vesting Commencement Date(1)	Number of Shares or Units of Stock That Have Not Vested			Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)	Stock Options Outstanding	Number of Securities Underlying Unexercised Options (# Exercisable)(3)		Number of Securities Underlying Unexercised Options (# Unexercisable)	Option Exercise Price	Option Expiration Date
Patrick J. Harshman		3/4/2011								160,000	160,000			9.69	3/4/2018
		2/28/2012								220,000	220,000			6.14	2/28/2019
		3/15/2013								330,000	330,000			5.78	3/15/2020
		3/14/2014								325,000	311,458	(19)	13,542	6.49	3/14/2021
		3/13/2015								266,667	188,889	(20)	77,778	7.58	3/15/2022
		3/14/2016								266,667	162,957	(21)	103,710	3.14	3/13/2023
		3/13/2015	9,000		(7)	$37,800
		3/14/2016	11,774		(8)	49,451
		3/20/2017					84,000	(9)	352,800
		7/11/2017	196,000		(10)	823,200
Sanjay Kalra(6)		11/21/2016	20,000	(16)		84,000				30,000	10,833	(26)	19,167	4.65	11/21/2023
		3/20/2017	11,000	(17)		46,200	25,000	(9)	105,000
		6/8/2017	50,000	(18)		210,000
Harold L. Covert	(4)	—	—		—	—	—		—	—	—		—	—	—
Nimrod Ben-Natan		3/4/2011								60,000	60,000			9.69	3/4/2018
		2/28/2012								65,000	65,000			6.14	2/28/2019
		3/15/2013								97,500	97,500			5.78	3/15/2020
		3/14/2014								100,000	95,833	(22)	4,167	6.49	3/14/2021
		3/13/2015								80,000	56,666	(23)	23,334	7.58	3/13/2022
		3/14/2016								80,000	48,887	(24)	31,113	3.14	3/14/2023
		3/13/2015	4,099		(11)	17,216
		3/14/2016	4,012		(12)	16,850
		3/20/2017	84,000		(13)	352,800	36,000	(9)	151,200
Bart Spriester	(5)	9/6/2014								100,000	100,000	(25)		6.88	9/6/2021
		3/13/2015								37,777	37,777	(25)		7.58	3/13/2022
		3/14/2016								48,887	48,887	(24, 25)		3.14	3/14/2023
Neven Haltmayer		3/4/2011								65,000	65,000			9.69	3/4/2018

2/28/2012							80,000	80,000			6.14	2/28/2019
3/15/2013							120,000	120,000			5.78	3/15/2000
3/14/2014							100,000	95,833	(22)	4,167	6.49	3/14/2021
3/13/2015							80,000	56,666	(23)	23,334	7.58	3/13/2022
3/14/2016							80,000	48,887	(24)	31,113	3.14	3/14/2023
3/13/2015	4,099	(11)	17,216
3/14/2016	3,417	(14)	14,351
3/20/2017	59,500	(15)	249,900	25,500	(9)	107,100

(1) Under our 1995 Plan, RSU awards granted in 2015 have a three year vesting schedule with 40% vesting upon completion of 12 months of service, and 15% vesting per six month period thereafter, contingent upon continued employment. In 2016, a two-year vesting schedule was introduced, with 50% vesting upon completion of 12 months of service, and 12.5% vesting per three month period thereafter, contingent upon continued employment. In 2017, a three-year vesting schedule was re-introduced, with 33.33% vesting upon completion of 12 months of service, and 8.33% of shares vesting quarterly thereafter, contingent upon continued employment.
(2) The value of the unvested shares is the number of shares multiplied by $4.20, the closing price of the Company’s common stock on December 29, 2017.
(3) Under our Stock Plan, our stock options have generally vested 25% upon completion of 12 months of service and 1/48 per month thereafter and expire after seven years, contingent upon continued employment. Exceptions to this vesting are identified in footnotes 21, 24, and 26: 33.33% vesting upon completion of 12 months of service and 1/36 vesting per month thereafter.
(4) Mr. Covert's employment with the Company terminated on June 6, 2017.
(5) Mr. Spriester's employment with the Company terminated on December 18, 2017.
(6) Mr. Kalra was appointed Chief Financial Officer of the Company as of June 6, 2017.
(7) As of December 31, 2017, 51,000 shares subject to this RSU award were vested, and 9,000 shares will vest on February 15, 2018.
(8) As of December 31, 2017, 82,414 shares subject to this RSU award were vested, and 11,774 shares will vest on February 15, 2018.
(9) As of December 31, 2017, no shares subject to this performance-based RSU award were vested. The March 20, 2017 performance-based RSU grants with vesting based on the closing price of the Company's common stock, have the following conditions: if the closing price as quoted on the NASDAQ Stock Market equals or exceeds certain stock price thresholds for at least 20 consecutive trading days (the "Minimum Trading Period"), then 25% of the performance-based RSUs will vest on the final day of the Minimum Trading Period. If the stock price threshold for which the Minimum Trading Period has been satisfied exceeds one or more other stock price thresholds for which the performance-based RSU award has not already vested, then the vesting associated with all such stock price thresholds shall occur as of the close of market on the final day of the Minimum Trading Period.
(10) As of December 31, 2017, no shares subject to this RSU award were vested, 65,334 shares will vest on February 15, 2018, and 16,333 shares will vest at three-month intervals thereafter until all shares are vested.
(11) As of December 31, 2017, 23,234 shares subject to this RSU award were vested, and 4,099 shares will vest on February 15, 2018.
(12) As of December 31, 2017, 28,083 shares subject to this RSU award were vested, and 4,012 shares will vest on February 15, 2018.
(13) As of December 31, 2017, no shares subject to this RSU award were vested, 28,000 shares will vest on February 15, 2018, and 7,000 shares will vest at three-month intervals thereafter until all shares are vested.
(14) As of December 31, 2017, 23,916 shares subject to this RSU award were vested, and 3,417 shares will vest on February 15, 2018.
(15) As of December 31, 2017, no shares subject to this RSU award were vested, 19,833 shares will vest on February 15, 2018, and 4,958 shares will vest at three-month intervals thereafter until all shares are vested.
(16) As of December 31, 2017, 10,000 shares were vested, and 5,000 shares will vest at six-month intervals thereafter until all shares are vested.
(17) As of December 31, 2017, no shares subject to this RSU award were vested, 5,500 shares will vest on February 15, 2018, and 1,375 shares will vest at three-month intervals thereafter until all shares are vested.

(18) As of December 31, 2017, no shares subject to this RSU award were vested, 16,667 shares will vest on June 8, 2018, and 4,167 shares will vest at three-month intervals thereafter until all shares are vested.
(19) As of December 31, 2017, 311,458 shares subject to this option were vested, and an additional 6,771 shares will vest monthly thereafter until all shares are vested.
(20) As of December 31, 2017, 188,889 shares subject to this option were vested, and an additional 5,556 shares will vest monthly thereafter until all shares are vested.
(21) As of December 31, 2017, 162,957 shares subject to this option were vested, and an additional 7,408 shares will vest monthly thereafter until all shares are vested.
(22) As of December 31, 2017, 95,833 shares subject to this option were vested, and an additional 2,084 shares will vest monthly thereafter until all shares are vested.
(23) As of December 31, 2017, 56,666 shares subject to this option were vested, and an additional 1,667 shares will vest monthly thereafter until all shares are vested.
(24) As of December 31, 2017, 48,887 shares subject to this option were vested, and an additional 2,223 shares will vest monthly thereafter until all shares are vested.
(25) Mr. Spriester had three months following his last day with the Company to exercise his vested stock options.
(26) As of December 31, 2017, 10,833 shares subject to this option were vested, and an additional 833 shares will vest monthly thereafter until all shares are vested.

OPTIONS EXERCISED AND STOCK VESTED DURING 2017
The following table summarizes (i) the options exercised during the year ended December 31, 2017 by our NEOs and the value realized upon exercise (which is the number of shares under each option exercised multiplied by (a) the closing price of the Common Stock on the day of exercise, less (b) the exercise price of the respective option), and (ii) the number of shares of Common Stock acquired by our NEOs, and the value of such shares, upon the vesting of RSUs and performance-based RSUs during the year ended December 31, 2017 (where the value realized on vesting is determined by multiplying the number of vested shares by the closing price of the Common Stock on the vesting date):

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Patrick J. Harshman	—	$—	212,424	$1,030,783
Sanjay Kalra (1)	—	—	25,346	96,082
Harold Covert (2)	12,961	31,798	44,549	257,215
Nimrod Ben-Natan	—	—	71,861	354,713
Neven Haltmayer	—	—	64,620	312,887
Bart Spriester (3)	—	—	66,017	322,327

(1) Mr. Kalra was appointed Chief Financial Officer of the Company as of June 6, 2017
(2) Mr. Covert’s employment with the Company terminated on June 6, 2017.
(3) Mr. Spriester’s employment with the Company terminated on December 18, 2017.

PENSION BENEFITS AND NONQUALIFIED DEFERRED COMPENSATION
There are no pension or retirement benefit plans for any of the NEOs, other than a 401(k) deferred compensation plan which is available to the NEOs based in the U.S. and all regular, full-time U.S. employees of the Company, with matching Company contributions to the 401(k) plan of up to $1,000 per annum per participant, and with respect to Mr. Ben-Natan, a statutory pension and retirement scheme into which the Company is required to make contributions for its Israeli employees.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

The Company does not have employment agreements with any of its NEOs. As described in the Compensation Discussion & Analysis above, under the terms of the respective NEO’s change of control severance agreement, in the event of termination of the NEO other than for cause (as defined in the relevant change of control severance agreement) within 18 months following a change in control of the Company, the NEO will be entitled to certain payments. The Company has entered into change of control severance agreements with each of the NEOs. Based on a hypothetical termination date of December 31, 2017, the respective amounts paid to the NEOs in the event of termination following a change of control would have been:

Name	Salary ($)	Bonus ($)	Value of Unvested Restricted Stock Units (1)(2)	Value of Unvested Stock Options (1)(2)	Other (3)	Total (4)
Patrick J. Harshman	$1,029,000	$1,286,250	$1,263,251	$109,933	$29,544	$3,717,978
Sanjay Kalra	320,000	176,000	445,200	—	33,623	974,823
Nimrod Ben-Natan	333,606	200,164	538,066	32,980	5,000	1,109,816
Neven Haltmayer	329,321	187,713	388,567	32,980	33,837	972,418

(1)
The amounts in this column represent the value which would have been realized by the acceleration of unvested RSUs, all unvested performance-based RSUs and unvested stock options, calculated by, in the case of options, multiplying the number of shares subject to acceleration by the difference between $4.20, the closing price of our Common Stock on December 29, 2017 and the exercise price of the respective option. The value of RSUs and performance-based RSUs is the number of shares multiplied by the closing price of the Common Stock on December 29, 2017.

(2)
The Company’s change of control severance agreements have a provision that all unvested RSUs and options will be fully accelerated upon termination of employment within 18 months following a change of control.

(3)	The amounts in the column “Other” represent the maximum cost of continuing health, dental and life insurance benefits and outplacement fees.
(4)
The Company’s change of control severance agreements have a provision that payments will either be made in full, with the executive paying any applicable Section 4999 excise taxes as the result of the applicable of Section 280G of the Code, or the payments will be reduced to a level that does not trigger the Section 4999 excise tax as the result of the applicable of Section 280G of the Code, whichever results in a greater amount. The amounts shown in the table assume that the executive would elect to receive full payment and pay any applicable excise taxes.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity, as described in Item 407(e)(4) of Regulation S-K.

EQUITY PLAN INFORMATION AS OF DECEMBER 31, 2017

Plan Category	(a) Number of Securities to be Issued upon Outstanding Options, Warrants and Rights (2)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (2)(3)	(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity plans approved by security holders (1)	6,690,876	$6.14	10,119,537
Equity plan not approved by security holders (4)	7,816,162	$4.76	—

(1)
All of the Company’s equity compensation plans have been approved by stockholders. This information, as of December 31, 2017, is with respect to the 1995 Stock Plan, the 2002 Director Stock Plan and the ESPP.

(2)
This column does not reflect options assumed in acquisitions where the plans governing the options will not be used for future awards. At December 31, 2017, there were 94,647 shares of Common Stock subject to outstanding awards under such plans, with a weighted average exercise price of $ 2.25.

(3)	The weighted average exercise price of outstanding options, warrants and rights, excluding the Company’s unvested RSUs for which there is no exercise consideration, is $6.14.

(4)
Represents the warrant to purchase shares of our common stock we granted to Comcast in September 2016 (the “Warrant”), pursuant to which Comcast may purchase up to 7,816,162 shares of our Common Stock, par value $0.001 per share, subject to adjustment in accordance with the terms of the Warrant, for a per share exercise price of $4.76, which was the weighted-average trading price of our common stock for the 10 trading days prior to the issue date. Comcast’s right to exercise the Warrant is subject to certain vesting triggers relating to the execution of the Warrant, certain pricing elections by Comcast, the successful completion of field trials of certain of our products, and certain payments by Comcast for our products and services. (See Note 16, “Warrants,” of the notes to our Consolidated Financial Statements to our 2017 Annual Report for additional information).

CEO PAY RATIO
Pursuant to Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Harmonic’s CEO, Patrick Harshman. The paragraphs that follow describe our methodology and the resulting CEO pay ratio.

Measurement Date

We identified the median employee using our employee population as of December 31, 2017, which is a date within the last 3 months of our last completed fiscal year.

Consistently Applied Compensation Measure (CACM)

Under the relevant rules, we were required to identify the median employee by use of a “consistently applied compensation measure,” or CACM. We chose a CACM that closely approximates the annual total target direct compensation of our employees. Specifically, we identified the median employee by looking at annual base pay, bonus or commission opportunity at target, and the grant date fair value for standard equity awards. We adjusted the compensation paid to part-time employees by annualizing base pay and any bonus or commission target, as applicable, to calculate what they would have been paid on a full-time basis. With respect to our non-U.S. employees, we converted all compensation amounts to U.S. dollar using the applicable currency exchange rate as of February 28, 2018.

Methodology and Pay Ratio

After applying our CACM methodology, we determined our median employee. The 2017 total annual compensation of our median employee was $98,959.

Our CEO’s total 2017 compensation as reported in the Summary Compensation Table was $2,476,945. Therefore, the ratio of the annual total compensation of the Company’s CEO to the annual total compensation of the median employee is 25:1.

As of December 31, 2017, approximately 35% of our global workforce was based in the United States and approximately 65% was based outside of the United States, with approximately 47% of our employees located in the Europe-Middle-East (EMEA) region and 16% in the Asia-Pacific (APAC) region. If our median employee was determined using only our U.S. employees as of December 31, 2017, the 2017 compensation of our median employee would be $149,907 and our CEO to median employee pay ratio would be 16.5:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with Item 402(u). Neither the Compensation Committee nor management of the company used the pay ratio measure in making compensation decisions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s Common Stock as of April 1, 2018, by (i) each beneficial owner of more than 5% of the Common Stock; (ii) each director; (iii) each NEO; and (iv) all of the Company’s current directors and executive officers as a group. Except as otherwise indicated, each person has sole voting and investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable. The address for each of the directors and NEOs is c/o Harmonic Inc., 4300 North First Street, San Jose, California 95134.

Name and Address of Beneficial Owner	Number of Shares	Percent of Total (1)
T. Rowe Price Associates, Inc., 100 E. Pratt Street, Baltimore, MD 21202 (2)	13,574,893	15.9%
BlackRock Inc., 55 East 52nd St. New York, NY 10022(3)	10,498,915	12.3%
Raging Capital Management, LLC, 10 Princeton Ave., Rocky Hill, NJ 08553(4)	7,491,975	8.8%
RGM Capital, LLC, 9010 Strada Stell Court, Suite 105, Naples, FL 34109(5)	5,767,037	6.8%
Dimensional Fund Advisors LP, Building One, 6300 Bee Cave Road, Austin, TX 78746(6)	6,206,856	7.3%
Epoch Investment Partners, Inc., 399 Park Avenue, New York, New York 10022(7)	4,858,378	5.7%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355(8)	4,692,086	5.5%
Wellington Management Group LLP, c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210 (9)	4,557,537	5.3%
Patrick Gallagher (10)	165,521	*
David Krall (10)	0	*
E. Floyd Kvamme (10)	738,922	*
Mitzi Reaugh (11)	152,444	*
William F. Reddersen (10)	194,574	*
Susan G. Swenson (11)	152,444	*
Nikos Theodosopoulos (11)	115,521	*
Patrick J. Harshman (12)	2,127,903	2.5%
Nimrod Ben-Natan (13)	554,417	*
Neven Haltmayer (14)	558,245	*
Sanjay Kalra (15)	84,285	*
Tim Warren (16)	397,985	*
Harold Covert (17)	0	*
Bart Spriester (18)	0	*
All directors and executive officers as a group (12 persons)(19)	5,242,261	6.2%

* Percentage of shares beneficially owned is less than one percent of total.

(1)
The number of shares of Common Stock outstanding used in calculating the percentage for each listed person or entity is based on 85,191,144 shares of Common Stock outstanding on April 1, 2018. Shares of Common Stock subject to stock options which are currently exercisable or will become exercisable, and RSUs which are currently vested or will become vested, in each case within 60 days of April 1, 2018, are deemed outstanding for purposes of computing the percentage of the person holding such options or RSUs, but are not deemed outstanding for purposes of computing the percentage of any other person.

(2)
Based solely on a review of a Schedule 13G/A filed with the SEC on February 14, 2018 by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. reported sole voting power with respect to 3,561,177 shares and sole dispositive power with respect to all such shares and T. Rowe Price Small-Cap Value Fund, Inc. reported sole voting power with respect to all 10,013,716 shares.

(3)
Based solely on a review of a Schedule 13G/A filed with the SEC on January 23, 2018 by BlackRock Inc. BlackRock Inc. and certain of its wholly-owned subsidiaries reported sole voting power with respect to 10,354,862 shares and sole dispositive power with respect to all such shares.

(4)
Based solely on a review of a Schedule 13G/A filed with the SEC on February 14, 2018 by Raging Capital Management, LLC. Raging Capital Management, LLC and William C. Martin reported shared voting and dispositive power with respect to all such shares.

(5)
Based solely on a review of a Schedule 13G/A filed with the SEC on February 14, 2018 by RGM Capital, LLC. RGM Capital, LLC and Robert G. Moses reported shared voting and dispositive power with respect to all such shares.

(6)
Based solely on a review of a Schedule 13G/A filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP. Dimensional Fund Advisors L.P. reported sole voting power with respect to 5,912,910 shares and sole dispositive power with respect to all such shares.

(7)
Based solely on a review of a Schedule 13G/A filed with the SEC on February 8, 2018 by TD Asset Management Inc. and Epoch Investment Partners, Inc. Epoch Investment Partners, Inc. reported sole voting and dispositive power with respect to all such shares.

(8)
Based solely on a review of a Schedule 13G/A filed with the SEC on February 9, 2018 by The Vanguard Group, reporting sole voting power with respect to 80,841 shares, sole dispositive power with respect to 4,611,605 shares, and shared dispositive power with respect to 80,841 shares.

(9)
Based solely on a review of a Schedule 13G filed with the SEC on February 8, 2018 by Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP. Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP each reported sole voting power with respect to 2,925,847 shares and sole dispositive power with respect to all such shares.

(10)	Includes no shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of April 1, 2018.

(11)	Includes 30,000 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of April 1, 2018.
(12)	Includes 1,391,996 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of April 1, 2018.

(13)	Includes 430,499 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of April 1, 2018.

(14)	Includes 455,457 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of April 1, 2018.

(15)	Includes 46,375 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of April 1, 2018.

(16)	Includes 107,874 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of April 1, 2018.

(17)	Mr. Covert’s employment with the Company terminated on June 6, 2017.

(18)	Mr. Spriester’s employment with the Company terminated on December 18, 2017

(19)	Includes 2,497,201 shares which may be acquired upon exercise of options exercisable or vesting of restricted stock units within 60 days of April 1, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the NASDAQ Stock Market. Executive officers, directors and greater than 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms prepared and filed by it or received by it or on written representations from the reporting persons, the Company believes that, with respect to 2017, all filing requirements applicable to its officers, directors and 10% stockholders were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
It is Harmonic’s policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in the Company’s Code of Business Conduct and Ethics, which is posted on our website. All related party transactions must be reviewed and approved by the Company’s Audit Committee.
Except for the compensation agreements and other arrangements that are described under “Executive Compensation”, beginning on page 33 of this Proxy Statement, there was not during 2017, nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, 5% stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
The Company’s Audit Committee has the responsibility to review proposed related party transactions for potential conflicts of interest and to approve all such transactions in advance.

OTHER MATTERS
The Company knows of no other matters to be properly submitted for stockholder action at the 2018 Annual Meeting. If any other matters properly come before the Annual Meeting, your shares of Common Stock will be voted at the discretion of the designated proxy holders.
IT IS IMPORTANT THAT ALL PROXIES BE RETURNED PROMPTLY. THE BOARD OF DIRECTORS URGES YOU TO VOTE VIA THE INTERNET OR BY TELEPHONE AS INSTRUCTED ON THE E-PROXY NOTICE OR PROXY CARD, OR IF YOU HAVE REQUESTED PROXY MATERIALS IN PAPER FORM, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

By Order of the Board of Directors,

Timothy C. Chu
Corporate Secretary
Dated: April 27, 2018

APPENDIX A

HARMONIC INC.
2002 DIRECTOR STOCK PLAN
(Amended and Restated, ,2018)

1)
Purposes of the Plan. The purposes of this 2002 Director Stock Plan are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

All options granted hereunder shall be nonstatutory stock options. Restricted stock units may also be granted hereunder.

2)	Definitions. As used herein, the following definitions shall apply:

(a)	“Board” means the Board of Directors of the Company.

(b)	“Change-in-Control” means the occurrence of any of the following events:

i)
The date that any one person, or more than one person acting as a group, (“Person”) acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than 50% of the total fair market value or voting power of the stock of the Company; or

ii)
The date upon which a majority of members of the Board are replaced during any twelve (12) month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

iii)
A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iii), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iii)(B)(3). For purposes of this subsection (iii), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Section 2(f), persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.

c)	“Code” means the Internal Revenue Code of 1986, as amended.

d)	“Common Stock” means the common stock of the Company.

e)	“Company” means Harmonic Inc., a Delaware corporation.

f)	“Director” means a member of the Board.

g)	“Disability” means total and permanent disability as defined in section 22(e)(3) of the Code.

h)
“Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

i)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

j)	“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

i)
If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii)
If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or.

iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

k)	“Inside Director” means a Director who is an Employee.

l)	“Option” means a stock option granted pursuant to the Plan.

m)	“Optioned Stock” means the Common Stock subject to an Option.

n)	“Optionee” means a Director who holds an Option.

o)	“Outside Director” means a Director who is not an Employee.

p)	“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

q)	“Plan” means this 2002 Director Stock Plan.

r)
“Restricted Stock Unit or RSU” means a bookkeeping entry representing the right to receive one Share. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company. Until the Shares are issued in settlement of a vested Restricted Stock Unit (which shall be done as soon as is practicable following the vesting of such award), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the units to acquire Shares.

s)	“Securities Act” means the Securities Act of 1933, as amended.

t)	“Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

u)	“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3)
Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 3,150,000 Shares (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock. Any Shares subject to Options shall be counted against the numerical limits of this section 3 as one Share for every Share subject thereto. Any Shares of Restricted Stock Units shall be counted against the numerical limits of this section 3 as one and one half (1.5) Shares for every one Share subject thereto. To the extent that a Restricted Stock Unit that counted as one and one half (1.5) Shares against the Plan reserve pursuant to the preceding sentence is recycled back into the Plan under the next paragraph of this section 3, the Plan shall be credited with one and one half (1.5) Shares.

Restricted Stock Units that do not vest and thus are forfeited back to the Company shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares of Restricted Stock Units that vest shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4)
Administration and Grants of Awards under the Plan. The Board may make discretionary grants of Options or Restricted Stock Units to any Outside Director under this Plan. Moreover, Outside Directors shall receive the following automatic grants (unless otherwise determined by the Board in its sole discretion):

a)
Initial Grant. Each Outside Director who first becomes a Outside Director on or after the Company’s 2008 annual stockholders’ meeting (excluding a former Inside Director who ceases to be an Inside Director but who remains a Director), shall be entitled to receive, as of the date that the individual first is appointed or elected as a Outside Director, an Option or Restricted Stock Unit, or a combination of an Option and a Restricted Stock Unit, as determined on or prior to the grant date by the Board in its sole discretion.

b)
Ongoing Grants. On the date each Outside Director is reelected to the Board by the stockholders of the Company at the Company’s annual meeting of stockholders or otherwise; each Outside Director who has served on the Board for at least six months on that date shall be granted an Option or Restricted Stock Unit, or a combination of an Option and a Restricted Stock Unit, as determined on or prior to the grant date by the Board in its sole discretion.

c)
Terms and Conditions of Options and RSUs. Subject to the other provisions of this Plan, the terms and conditions of any Options and Restricted Stock Units granted under this Plan, including vesting, shall be determined by the Board in its sole discretion and set forth in an Option or Restricted Stock Unit agreement; provided, however, that (i) the term of any Option may not exceed seven (7) years, and (ii) any Option shall have a per Share exercise price not less than 100% of the Fair Market Value on the grant date.

5)	Eligibility. Options and Restricted Stock Units may be granted only to Outside Directors.

The Plan shall not confer upon any Director any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6)	Term of Plan. The Plan shall continue in effect until March 1, 2025, unless sooner terminated under Section 11 of the Plan.

7)	Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of:

a)	cash;

b)	check;

c)	other shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

d)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

e)	any combination of the foregoing methods of payment.

8)	Exercise of Option.

a)
Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan has been obtained.

i)	An Option may not be exercised for a fraction of a Share.

ii)
An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

iii)
Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

b)
Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Option, but only within three (3) months (extended to three (3) years for Options granted on or after May 27, 2004) following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of the Option’s term as set forth in Section 4 hereof). To the extent that the Optionee was not vested as to his or her entire Option on the date of such termination, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

c)
Disability of Optionee. In the event Optionee’s status as a Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within twelve (12) months following the date of such termination (extended to three (3) years for Options granted on or after May 27, 2004), and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of the Option’s term as set forth in Section 4 hereof). To the extent that the Optionee was not vested as to his or her entire Option on the date of termination, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

d)
Death of Optionee. In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death (extended to three (3) years for Options granted on or after May 27, 2004), and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of the Option’s term as set forth in Section 4 hereof). To the extent that the Optionee was not vested as to his or her entire Option on the date of death, the Shares covered by the unvested portion of the Option shall revert to the Plan. To the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9)
Non-Transferability of Options and Restricted Stock Units. Options or Restricted Stock Units may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and, with respect to the Option, may be exercised, during the lifetime of the Optionee, only by the Optionee. In no event shall an Option or Restricted Stock Unit be transferred to a third party for value, unless previously approved by the Company’s stockholders.

10)	Adjustments Upon Changes in Capitalization, Dissolution, Merger or Change-in-Control.

a)
Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option and Restricted Stock Unit, the number of Shares which have been authorized for issuance under the Plan but as to which no awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an award, as well as the price per Share covered by each such outstanding Option shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option or the number of shares subject to a Restricted Stock Unit.

b)
Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, then to the extent that (i) an Option has not been previously exercised, or (ii) a Restricted Stock Unit has not vested, it shall terminate immediately prior to the consummation of such proposed action.

c)
Merger or Change-in-Control. In the event of a merger of the Company with or into another corporation or a Change-in-Control of the Company, outstanding Options may be assumed or equivalent awards may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. In addition, whether or not the Successor Corporation assumes an outstanding Option or substitutes for it an equivalent award, immediately prior to a Change-in-Control each Option or option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Section 8(b) through (d) above. Similarly, immediately prior to a Change-in-Control each Restricted Stock Unit shall become 100% vested and payable immediately.
For the purposes of this Section 10(c), an Option shall be considered assumed if, following the merger or Change-in-Control, the Option confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or Change-in-Control, the consideration (whether stock, cash, or other securities or property) received in the merger or Change-in-Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or Change-in-Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Change-in-Control.

11)	Amendment and Termination of the Plan; No Repricing.

a)
Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Director under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

b)
No Repricing. The exercise price for an Option may not be reduced without the consent of the Company’s stockholders. This shall include, without limitation, a repricing of the Option as well as an option exchange program whereby the Participant agrees to cancel an existing Option in exchange for another award.

12)
Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or the vesting of a Restricted Stock Unit unless the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option or settlement of a vested Restricted Stock Unit, the Company may require the person exercising such Option or receiving Shares in settlement of a Restricted Stock Unit to represent and warrant that the Shares are being purchased or received only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

13)	Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

14)	Option and RSU Agreements. Options and Restricted Stock Units shall be evidenced by written agreements in such form as the Board shall approve.

harmonic®

HARMONIC INC.
4300 NORTH FIRST STREET
SAN JOSE, CA 95134

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/HLIT2018**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E47046-P09263

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HARMONIC INC.

The Board of Directors recommends you vote FOR all the nominees listed:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Patrick J. Harshman
02) Patrick Gallagher
03) David Krall
04) E. Floyd Kvamme
05) Mitzi Reaugh
06) Susan G. Swenson
07) Nikos Theodosopoulos

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

E47047-P09263

HARMONIC INC.

ANNUAL MEETING OF STOCKHOLDERS JUNE 8, 2018, 9:00 a.m. Pacific Time
Via the Internet at www.virtualshareholdermeeting.com/HLIT2018
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Harmonic Inc., a Delaware corporation (the "Company"), hereby appoints Patrick J. Harshman and Sanjay Kalra, and each or either of them, as proxies of the undersigned, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Friday, June 8, 2018 or at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on matters set forth on the reverse side of this ballot.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the shares will be voted FOR all nominees and FOR all other proposals described herein, in accordance with the recommendations of the Board of Directors, and with respect to any other materials that properly come before the Annual Meeting, as the proxy holders may determine in their discretion.

Continued and to be signed on reverse side